Exhibit 10.32

AGREEMENT NO. 48801

AMENDMENT 6

AGREEMENT BETWEEN

ASTROTECH SPACE OPERATIONS, INC.

AND

LOCKHEED MARTINCOMMERCIAL LAUNCH SERVICES, INC.

FOR PROVISION OF

PAYLOAD PROCESSING FACILITIES AND SUPPORT

IN CONJUNCTION WITH

COMMERCIAL ATLAS LAUNCHES

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10. Allocation of Certain Risks of Liability and Damage	15
10.1 General	15
10.2 Definitions	15
10.3 Damage to Persons or Property Involved in Payload Processing Activity	16
10.4 Risk of Patent Infringement	18
10.5 Assistance with Third Party Claims	18

11. Limitation of Astrotech and LMCLS Liability	19

12. Termination	19
12.1 Termination by LMCLS	19
12.2 Termination by Astrotech	23

13. Handling of LMCLS and Customer Provided Data	24
13.1 Technical Data Furnished to Astrotech by LMCLS and Customer	24
13.2 Financial and Commercial Data	24

14. Patent and Data Rights	25

15. Compliance With the International Traffic in Arms Regulation (ITAR)	25
15.1 Conduct of Activities	25
15.2 Technical Assistance Agreements	25
15.3 Signature Assistance	25

16. Permits and Licenses	26

17. Warranty	26
17.1 Warranty of Services	26
17.2 Exclusivity of Warranties and Remedies	26

18. Notices	26

19. Governing Law	27

20. Severability	27

21. Waiver	27

22. Disputes	28
22.1 Disputes Resolution	28
22.2 Performance During Submission of Dispute	28

23. Headings	28

24. Assignability	28
24.1 Assignment to Astrotech Florida Holdings, Inc.	28
24.2 Assignment to SouthTrust Bank	28
24.3 Future Assignments	29

25. Disclaimer of Authority	29

26. Complete Agreement	29

27. Addition of Astrotech Florida Holdings, Inc. as a 3rd Party	29

28. Effective Date and Duration of Agreement	30

Appendix 1:	Agreement Exhibit Format

Appendix 2:	Spacecraft Services

Appendix 3:	Atlas Launch Vehicle Services

Appendix 4:	Facility Services Agreement

Appendix 5:	Baseline Pricing – Missions 1 Through 4 in a Single Calendar Year

Appendix 6:	Baseline Pricing – Missions 5 and Above in a Single Calendar Year

Appendix 7:	Facility Expansion Pricing – Missions 1 Through 4 in a Single Calendar Year

Appendix 8:	Facility Expansion Pricing – Missions 5 and Above in a Single Calendar Year

AMENDMENT 1

1. Description of Amendment. Amendment 1 (i) extends the duration of this Agreement from 4 March 1989 through 31 December 1994 to 4 March 1989 through 31 December 1997, (ii) and similarly extends the Appendix 4 Price Schedule.

2. Incorporation of Amendment 1 Change Pages. Amendment 1 consists of the following change pages: Coverpage; i; iii; iv; 24; Appendix 4, Page 1 of 3, Page 2 of 3, and Page 3 of 3. Where change pages contained in Amendment 1 have the same page number as pages in the previous issue of this Contract, the Amendment 1 changes pages are to be substituted for and replace the corresponding previous issue pages in their entirety. All pages of this contract affected by Amendment 1 carry the notation “AMENDMENT 1” in either the upper or lower right-hand corner. The update of this Contract to Amendment 1 is accomplished by the addition of substitution, as appropriate, of all Amendment 1 change pages.

3. Effective Date. This Amendment 1 shall enter into force as of the date of the last signature of the parties shown on Page 24.

AMENDMENT 2

1. Description of Amendment. Amendment 2 (i) extends the duration of this Agreement from 4 March 1989 through 31 December 1994 to 4 March 1989 through 31 December 2000, (ii) recognizes the change from NASA to USAF as the source of Government support provided to Astrotech, and (iii) revises, and simplifies and extends the Appendix 4 Price Schedule to cover the time period through the year 2000.

2. Incorporation of Amendment 2 Change Pages. Amendment 2 consists of the following change pages: Cover page; i; iv; 3; 6; 19; 21; and 24; and Appendix 4 in its entirety. Where change pages in Amendment 2 have the same page number as pages in the previous issue of this Contract, the Amendment 2 change pages are to be substituted for and replace the corresponding previous issue pages in their entirety. All pages of this Contract affected by Amendment 2 carry the notation “AMENDMENT 2” in either the upper or lower right-hand corner. The update of this Contract to Amendment 2 is accompanied by the addition or substitution, as appropriate, of all Amendment 2 change pages.

3. Effective Date. This Amendment 2 shall enter into force as of the date of the last signature of the parties shown on Page 24.

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AMENDMENT 3

1. Description of Amendment. Amendment 3 (i) recognizes that Martin Marietta Commercial Launch Services, Inc. has been renamed Lockheed Martin Commercial Launch Services, Inc. and that all references in this Agreement to General Dynamics Commercial Launch Services, Inc. or GDCLS are to be construed to be references to Lockheed Martin Commercial Launch Services, Inc. (LMCLS), (ii) revises the expiration date of this Agreement to 31 December 1997, and (iii) revises the Appendix 4 Price Schedule to extend the previous Price Schedule for an additional one year period, with the option to elect an Alternative Price Schedule for a multi-year period at a reduced per payload price.

2. Incorporation of Amendment 3 Change Pages. Amendment 3 consists of the following change pages: Cover page; i; ii; v; and 24; and Appendix 4 in its entirety. Where change pages in Amendment 3 have the same page number as pages in the previous issue of this Contract, the Amendment 3 change pages are to be substituted for and replace the corresponding previous issue pages in their entirety. All pages of this Contract affected by Amendment 3 carry the notation “AMENDMENT 3” in either the upper or lower right-hand corner. The update of this Contract to Amendment 3 is accomplished by the addition or substitution, as appropriate, of all Amendment 3 change pages.

3. Effective Date. This Amendment 3 shall enter into force as of the date of the last signature of the parties shown on Page 24.

AMENDMENT 4

1. Description of Amendment. Amendment 4 (i) recognizes that all references in this Agreement to General Dynamics Commercial Launch Services, Inc. or GDCLS are to be construed to be references to Lockheed Martin Commercial Launch Services, Inc. (LMCLS), (ii) incorporates LMCLS’ commitment to exclusive use of Astrotech Services, (iii) revises the termination provisions to be consistent with the exclusive use commitment, (iv) retains the expiration date of this Agreement as 31 December 1999, (v) revises the Appendix 3 Services for Payload Fairing Encapsulation to indicate GDCLS responsibility for transport, and (vi) revises the Appendix 4 Price Schedule.

2. Incorporation of Amendment 4 Change Pages. Amendment 4 consists of the following change pages: Cover page; i; vi; 2; 16; 16a, 24; Appendix 3 Page 1 of 3, and Appendix 4 in its entirety. Where change pages in Amendment 4 have the same page number as pages in the previous issue of this Contract, the Amendment 4 change pages are to be substituted for and replace the corresponding previous issue pages in their entirety. All pages of this Contract affected by Amendment 4 carry the notation “AMENDMENT 4” in either the upper or lower right-hand corner. The update of this Contract to Amendment 4 is accompanied by the addition or substitution, as appropriate, of all Amendment 4 change pages.

3. Effective Date. This Amendment 4 shall enter into force as of the date of the last signature of the parties shown on Page 24.

AMENDMENT 5

1. Description of Amendment. Amendment 5 (i) changes all references to General Dynamics Commercial Launch Services, Inc. or GDCLS to Lockheed Martin Commercial Launch Services, Inc. (LMCLS), (ii) changes all references to Astrotech Space Operations, L.P. to Astrotech Space Operations, Inc., (iii) incorporates reference to Facility Requirements Document for Florida FLORIDA facility expansion, (iv) incorporates references and standard services for Astrotech Vandenberg AFB payload processing services, (v) revises the Appendix 2 and Appendix 3 Services for Spacecraft Processing and Payload Fairing Encapsulation to meet Atlas V requirements, (vi) revises the Agreement expiration date to 31 December 2005, (vii) provides for five (5) one-year option periods for calendar years 2006 through 2010 inclusive, and (viii) revises the Appendix 4 Price Schedule.

2. Incorporation of Amendment 5 Changes. Amendment 5 is a complete revision to the Agreement, replacing the original issue and Amendments 1 through 4 in their entirety.

3. Effective Date. This Amendment 5 shall enter into force as of the date of the last signature of the parties shown on Page 20.

AMENDMENT 6

1. Description of Amendment. Amendment 6 (i) redefines the Astrotech facilities that will support the Atlas V program, (ii) adds the out-of-scope work related to the facility cranes and fiber-optic connection, (iii) provides for modified contract termination provisions, (iv) provides for LMCLS’ continued use of the Astrotech facilities in the event that LMCLS terminates for cause Astrotech’s involvement in the project, (v) assigns certain of Astrotech’s rights and obligations under the contract to Astrotech Florida Holdings, Inc. and Astrotech’s lender, (vi) extends the Agreement through 31 December 2006, and (vii) updates the contract pricing based on Items (i) through (vi).

2. Incorporation of Amendment 6 Changes. Amendment 6 is a complete revision and restatement of the Agreement, replacing the original issue and Amendments 1 through 5 in their entirety.

3. Effective Date. This Amendment 6 shall enter into force as of the date of the last signature of both LMCLS and Astrotech Space Operations, Inc. shown on Page 30.

AGREEMENT BETWEEN

ASTROTECH SPACE OPERATIONS, INC.

AND

LOCKHEED MARTIN COMMERCIAL LAUNCH SERVICES, INC.

FOR PROVISION OF

PAYLOAD PROCESSING FACILITIES AND SUPPORT

IN CONJUNCTION WITH

COMMERCIAL ATLAS LAUNCHES

This Agreement is entered into by and between Astrotech Space Operations, Inc., a Delaware corporation and a wholly-owned subsidiary of SPACEHAB, Inc. (hereinafter called “Astrotech”), and Lockheed Martin Commercial Launch Services, Inc., a Delaware corporation (hereinafter called “LMCLS”), and sets forth the terms and conditions under which Astrotech shall furnish Payload Processing Facilities and Activities to LMCLS and to each LMCLS customer (hereinafter called “Customer”) so identified in a duly executed Exhibit to this Agreement in conjunction with commercial Atlas launches.

1. Recital. LMCLS has established a program to provide Atlas expendable launch vehicle launch services on a commercial basis utilizing launch facilities at Cape Canaveral Air Station, Florida and Vandenberg AFB, California. Under its contract with Customer for Atlas launch services, LMCLS acts as the agent of Customer to arrange for all Customer-required prelaunch Payload Processing Facilities and Activities. Therefore, in conjunction with these commercial Atlas launches, LMCLS will require (a) assured access to specialized facilities and (b) processing support, both for the preparation of each Customer spacecraft and its respective upper stage system, if applicable, the payload fairing, and all other associated property to be flown aboard the Atlas launch vehicle (hereinafter called “Payload”), and for Atlas payload fairing encapsulation activities. Astrotech has built and operates specialized Payload Processing Facilities in Titusville, Florida adjacent to the NASA-John F. Kennedy Space Center (hereinafter called “Astrotech Florida”) and at Vandenberg AFB, California (hereinafter called “Astrotech VAFB”) wherein Astrotech offers such services. Pursuant to this Agreement Astrotech shall provide and LMCLS will utilize Astrotech services for the prelaunch processing of the Payloads for commercial Atlas launches for the duration of this Agreement. Additionally, as mutually agreed, LMCLS will provide, without cost to Astrotech, engineering support services to Astrotech (e.g., reviewing Astrotech drawings and analyses) for facility modifications necessary to satisfy future LMCLS and Customer payload processing requirements.

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2. Format of Agreement. This Agreement is in the form of a Basic Purchase Order Agreement. The Title, Preamble, Sections 1 through 28, and the Appendices of this Agreement constitute the general terms and conditions (hereinafter called “General Terms and Conditions”) applicable to the services to be provided by Astrotech for all Payload Processing Activities performed under this Agreement. The mission specific details and requirements for each Payload are contained in a series of Exhibits, modeled after Appendix 1, which will be attached to and made part of this Agreement as they are mutually agreed to and signed by authorized representatives of LMCLS and Astrotech. Any alteration or exception to the General Terms and Conditions for a specific mission will be clearly stated and identified in the applicable Exhibit.

3. Changes. Changes to the services defined herein to be provided by Astrotech to LMCLS under this Agreement may be agreed to by LMCLS and Astrotech and shall be evidenced by a written amendment to the General terms and Conditions or applicable Exhibit of this Agreement, as appropriate, prior to implementation of such change.

4. Description of Services. The facilities and services to be provided by Astrotech to LMCLS are divided into two Contract Line Item Numbers (CLINs), as defined in Section 9.1. CLIN 1 (hereinafter referred to as the “Facility Services CLIN”) provides for LMCLS access to the Astrotech Florida facilities and the basic operation/maintenance/ownership of these facilities by Astrotech. CLIN 2 (hereinafter referred to as the “Mission Services CLIN”) provides for Astrotech facility operation services and mission processing services at both the Astrotech Florida facilities and Astrotech VAFB facilities. The description and specifications of the Astrotech Florida facilities and equipment, as they pertain to this Agreement, are those contained in the Astrotech document titled “Astrotech Space Operations Florida Facility Accommodations Manual” (ASO-SHI-M0007) dated April 2001, and subsequent revisions that do not diminish the previously stated capabilities, which is explicitly incorporated by reference herein. This Facility Manual will form the requirements baseline for the design, construction and validation of the Building 9 Spacecraft Processing Facility (SPF) at Astrotech Florida. The date for LMCLS’ beneficial occupancy of the Bldg. 9 facility shall be 15 October 2001. The description and specifications of the Astrotech VAFB facilities and equipment, as they pertain to this Agreement, are those contained in the Astrotech document titled “Astrotech Space Operations VAFB Facility Accommodations Manual” (ASO-SHI-M0003) dated July 2001, and subsequent revisions that do not diminish the previously stated capabilities, which is explicitly incorporated by reference herein. Astrotech shall maintain the Florida and VAFB facilities to ensure readiness to support LMCLS and LMCLS’ Customer requirements consistent with the capabilities specified in the above documentation. In addition to operating and maintaining the Astrotech Florida and Astrotech VAFB facilities, Astrotech shall provide to LMCLS for each Customer Payload to be processed under this Agreement the

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“Spacecraft Services” set forth in Appendix 2 of this Agreement and for each associated Payload fairing encapsulation to be accomplished under this Agreement the “Atlas Launch Vehicle Services” set forth in Appendix 3 of this Agreement. It is recognized by LMCLS and Astrotech (i) that certain of the services to be provided to LMCLS will be obtained by Astrotech from the U.S. Government pursuant to “Department of the Air Force/Astrotech Space Operations Commercial Space Operations Support Agreement”, executed 15 November 1999, and subsequent revisions, and (ii) that LMCLS and Customer or their respective contractors or subcontractors, other than Astrotech, shall perform all activity involving assembly, servicing and checkout of the Payload and use of its associated ground support equipment, unless otherwise expressly provided for in this Agreement.

4.1 Facility Requirements Specific to LMCLS. Astrotech agrees to provide the facility systems/modifications listed below. These items were considered out-of-scope of the standard services provided for each Customer under this Agreement prior to Amendment 6, but are hereby incorporated into and made a part of the Agreement via Amendment 6. Payment terms for these items are defined in Section 9.1.1.

4.1.1 HECO Pacific Cranes. Astrotech will modify the design and construction of the Building 9 SPF to accommodate two HECO Pacific cranes designed and manufactured to Lockheed Martin specifications. The facility design will be altered with regards to the cranes in both the Encapsulation Bay and the West Processing Cell. In addition, Astrotech agrees to fund the purchase price of the 30-ton HECO Pacific crane to be installed in the West Processing Cell. The 50-ton HECO Pacific crane to be installed in the Encapsulation Bay will be provided as Customer furnished equipment by Lockheed Martin without assistance from Astrotech. The cranes were turned-over to Astrotech by way of Memorandum of Understanding dated 31 July 2001, signed by both parties, and LMCLS letter CLSB-0108-0310 dated 01 August 2001, co-signed by Astrotech.

4.1.2 Fiber-Optic Network. Astrotech will provide a fiber-optic network connection from the Astrotech Florida facility to the Atlas V Space Launch Complex 41 at CCAFS. Astrotech will be responsible for providing all end-item and repeater equipment-required to transmit/receive spacecraft data signals between the Astrotech facility and the launch pad.

4.1.3 Sale of Astrotech Cranes. Astrotech will complete the build of two cranes designed to Astrotech specifications originally intended for use in the Building 9 West Spacecraft Processing Cell and the Encapsulation Bay using its own funds. Upon completion, Astrotech will sell these two cranes, using reasonable commercial efforts to obtain the highest selling prices, and credit the proceeds to LMCLS against the next Atlas mission(s) to be processed under this Agreement.

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4.2 Facility Access and Manifest Coordination. During the period of performance specified in Section 28, Astrotech will coordinate with LMCLS on a regular basis, but no less than once per quarter, the facility manifest for the Astrotech Florida facilities in general, and Building 9 in particular, in order to coordinate the availability of the facilities required to support Atlas mission processing. LMCLS’ right of occupancy at the Astrotech Florida facilities, as created in this Agreement, shall constitute a non-exclusive tenancy and the relationship of Astrotech and LMCLS with respect thereto shall be that of Landlord and Tenant. In Building 9, LMCLS will be provided Dedicated Use of storage space in the Conditioned Storage Area for the storage of flight hardware elements and ground support equipment. Processing by LMCLS and Astrotech’s other customers of 5-meter missions in Building 9 shall take priority over the processing of 4-meter missions, which can be accommodated in Building 2 if required. Should two 5-meter missions, one Atlas and one non-Atlas, be scheduled for occupancy in Building 9 during the same time period, the Atlas mission shall be granted Priority Use of the West Processing Cell and the non-Atlas mission shall be granted Priority Use of the East Processing Cell. The Astrotech policy regarding the resolution of potential conflicts resulting from program schedule changes, as documented in Section 8.3, applies to all processing operations conducted at the Astrotech Florida facility. Astrotech will not enter into any additional contracts for payload processing services that require the use of Building 9, other than those already in existence as of the date of this amendment, without the express written consent of LMCLS. The addition of mission exhibits to existing contracts and/or the amendment of existing contracts shall not be considered an “additional contract”.

4.3 Future Facility Expansion at Astrotech Florida. Astrotech agrees to coordinate with LMCLS the projected facility usage for the Building 9 Satellite Processing Facility over the period of this Agreement in order to respond to the potential demand for increased facility capacity at some future time during the period of this Agreement. Should the total number of 5-meter payload fairing missions processed at the Astrotech Florida facility in any twelve-month period exceed 10 missions and/or be forecasted to exceed 12 missions during the next twelve-month period, Astrotech will provide LMCLS with a plan to respond to the increased facility demand. Should an analysis of the total projected 5-meter mission loading, both for LMCLS and Astrotech’s other customers, indicate the forecasted number of 5-meter missions will (i) continue at an average rate of 12 or greater missions per twelve month period or (ii) average 1 or more missions per month over a twenty-four month period which starts eighteen months from any point in time Astrotech will respond by constructing a new Payload Processing Facility in accordance with the Lockheed Martin Astronautics Astrotech Satellite Processing Facility, Building 10, Facility Requirements Document (SPF FRD 99) dated [TBD] and LMCLS’ crane specifications, or

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equivalent facility that satisfies the requirements of LMCLS, to accommodate the increased demand with a beneficial occupancy date within eighteen (18) months of the analysis. Astrotech shall also exercise best efforts to ensure that the necessary financing is available if or when a future facility expansion is required. Astrotech shall make an assessment to determine and implement the more cost effective approach of cranes for the new facility—either using the LMCLS provided cranes (ref: Section 4.1.1) in the new facility and replacing them in Building 9 with cranes to Astrotech’s standard crane specification or purchasing new cranes for the new facility to LMCLS’ crane specifications. The pricing provided for in this Agreement relative to a future facility expansion is based on the use of Astrotech’s standard crane specification. The applicability of increased Astrotech pricing for LMCLS missions related to LMCLS use of a future facility expansion is described in Section 9.3.

5. Documentation Requirements.

5.1 General. LMCLS shall provide Astrotech the documentation described in Sections 5.2, 5.3 and 5.4 below applicable to the activities planned to occur at the Astrotech Facility. While it is essential that the required content of this documentation be complete as defined below, Astrotech will accept the documentation in any format convenient to LMCLS and Customer. In particular, to the extent the required documentation has been prepared for and approved for activity in Government facilities such documentation shall be fully acceptable to Astrotech, except to the extent additional information may be required to adequately define a planned activity at the Astrotech Facility. Astrotech will evaluate such LMCLS-provided documentation only from the standpoint of facility compatibility and safety, and will not attempt to evaluate, in any way, the probability of Payload success. All such documentation shall be written in the English language.

5.2 Payload Processing Requirements Document. A Payload Processing Requirements Document (or Documents) for each Payload shall be submitted to Astrotech nominally nine months prior to the beginning of the Occupancy Period set forth in Section 8.1 below for the particular Payload, unless otherwise agreed to in writing by Astrotech. This document shall provide a description of the Payload (including a description of each hazardous system), outline all Payload and Payload fairing activities planned to occur at the Astrotech Facility, and detail all services and support requested by LMCLS to be provided to LMCLS and Customer by Astrotech. The hazardous systems description shall include drawings, schematics, summary test data, and any other available information that will aid in appraising the respective systems. Hazardous systems description shall include ordnance devices, radioactive materials, propellants, pressurized systems, toxic material, cryogenic material, and radio frequency (RF) radiation, and any other system that is a source of danger either to personnel or equipment. Astrotech will review the Payload Processing Requirements Document, which, when mutually agreed to by

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Astrotech and LMCLS, will constitute the detailed definition of the services to be provided by Astrotech for the particular Payload and associated Payload fairing encapsulation. For repeat payload processing operations, to the extent that identical Spacecraft processing operations and Payload fairing encapsulation operations are to be performed, a one-time submittal will suffice for all such operations.

5.3 Hazardous Procedures. Detailed procedures must be prepared for all operations at the Astrotech Facility involving hazardous systems, as defined in Section 5.2 above. Hazardous procedures planned for use at Astrotech VAFB must be prepared in accordance with EWR 127-1. All such procedures shall be clearly labeled as “Hazardous” and shall be submitted to Astrotech for review no later than forty-five (45) days prior to planned use at the Astrotech Facility, unless otherwise agreed to in writing by Astrotech. Once mutually agreed to by Astrotech and LMCLS, hazardous procedures shall be followed without exception. Any changes to an approved hazardous procedure must be mutually agreed to by the Astrotech and LMCLS Technical Managers prior to use.

5.4 Liquid Propellant Operations Crew Certification. A Liquid Propellant Operations Crew Certification shall be submitted by LMCLS to Astrotech no later than one (1) week prior to the beginning of liquid propellant operations for each Payload. This document shall identify all personnel who will be directly involved in handling liquid propellants at the Astrotech Facility and shall state that each individual is properly qualified for such activity. At Astrotech VAFB, the personnel so identified, by means of Astrotech sponsorship, may be required to obtain medical certification and attend USAF training courses as required by Air Force safety regulations.

6. Environmental, Safety, and Health Responsibilities.

6.1 Astrotech Obligations to LMCLS

6.1.1 Astrotech, at its own cost and expense, shall operate the Astrotech Facilities and conduct all Astrotech Payload Processing Activities in compliance with all applicable federal, state and local laws, regulations, rules, ordinances, and other regulatory requirements and standards relating to the regulation and protection of the environment, safety and health, in effect at any time during the period of this contract (“ESH Laws”).

6.1.2 With respect to all Payload Processing Activities performed under this Agreement that are conducted on United States government-owned property, the term “ESH Laws” also includes all applicable base permits, operational plans and procedures and other site specific

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requirements relating to the environment, safety and health at the particular government-owned property in question.

6.1.3 Astrotech shall be considered the owner and operator of the Astrotech Facilities for the purposes of all applicable ESH Laws. Astrotech shall obtain, at its own cost and expense, any and all permits or licenses, maintain records and prepare any reports, manifests, or other documentation necessary to operate the Astrotech Facilities and conduct all Astrotech Payload Processing Activities in compliance with all ESH Laws.

6.1.4 Upon LMCLS’ or the Customer’s reasonable notice and request, Astrotech shall make available all permits, licenses, plans, procedures, manuals, protocols and other documents pertaining to the Astrotech Facilities (including any amendments or revisions thereto) that Astrotech has developed or maintained pursuant to applicable ESH laws.

6.1.5 Astrotech shall notify LMCLS and the Customer(s) of any potentially hazardous operations (as defined in Section 5.3) that are being conducted at the Astrotech Facilities by Astrotech or any of its other customers at the facility concurrent with LMCLS or the Customer’s activities.

6.1.6 Astrotech shall be responsible for all permitted and unpermitted releases or discharges of pollutants, contaminants, hazardous substances, or petroleum products to the environment from or at the Astrotech Facilities related to activities performed by Astrotech, LMCLS, their agents (e.g., LMA) and their Customers. Notwithstanding the foregoing, and with the express agreement that Astrotech shall be responsible for reporting and other regulatory requirements, Astrotech shall not be responsible for any damages or penalties resulting from releases caused solely by the negligence of LMCLS, its agents or Customer(s).

6.1.7 For the purposes of ESH Laws pertaining to the generation, storage, transportation, treatment and disposal of hazardous waste, Astrotech shall be considered the generator of and, at its own cost and expense, shall manage all hazardous waste generated in connection with the Payload Processing Activities. In addition, Astrotech agrees to provide proper disposal for any hazardous materials identified as excess by the Customer. For such excess materials, Astrotech agrees to pay up to $1000 per mission towards the disposal costs. Any costs in excess of $1000 will be billed to LMCLS as a reimbursable expense without Astrotech mark-up.

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6.1.8 Astrotech, at its own cost and expense, shall provide and maintain Hazardous Materials Storage lockers for use by LMCLS and Customer personnel working at the Astrotech Facility. Storage lockers shall meet applicable OSHA and NFPA Code 30 requirements.

6.1.9 Astrotech, at its own cost and expense, shall provide Astrotech Facility Orientation to all LMCLS and Customer personnel. This orientation course will include a summary of Astrotech site-specific hazardous material requirements. Upon LMCLS’ reasonable notice and request, Astrotech shall make available to LMCLS all course materials that will be used to provide Customer orientation.

6.1.10 Astrotech, as its own cost and expense, will review all customer-submitted operating procedures for compliance with all applicable ESH and OSHA standards.

6.2 LMCLS Obligations to Astrotech

6.2.1 LMCLS shall require the Customer to agree to notify Astrotech, within sixty (60) days prior to the arrival of the Payload to the Astrotech Facility, of the types and amounts of hazardous chemical products or articles, including but not limited to cleaners, propellants and ordnance, that will be required for preparation of any payload. Such notification shall include the submission of applicable Material Safety Data Sheets (MSDS) or similar documents.

6.2.2 LMCLS shall require the Customer to agree to comply with applicable requirements of the Toxic Substances Control Act, 15 U.S.C. §§ 2601 to 2692, including those requirements that pertain to the import or export of chemicals, and all other applicable ESH laws while in residence at the Astrotech Facility.

6.2.3 LMCLS shall require the Customer to agree to minimize the generation of hazardous waste in its Payload Processing Activities. As part of this obligation, LMCLS shall require the Customer to agree to minimize the amount of hazardous materials used in connection with its Payload Processing Activities to be performed at the Astrotech facility.

6.2.4 LMCLS shall require the Customer to agree to submit all hazardous operating procedures to be performed at the Astrotech facility to Astrotech safety for review and approval prior to use. Customers shall be required to execute the procedures as approved, and coordinate any required deviations with Astrotech safety prior to performance.

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6.2.5 While occupying the Astrotech facilities and except as otherwise provided herein, LMCLS, their agents (e.g., LMA) and their Customers will be responsible for appropriately handling all hazardous materials brought on to the Astrotech Facility and utilized by their respective personnel in the performance of their operations to include: (i) storage of all hazardous materials in Astrotech-provided, hazardous material storage lockers, (ii) monthly update of locker inventories and submittal to Astrotech, and (iii) at the completion of mission processing operations removal of hazardous material that LMCLS or the Customer, in its sole discretion, determines it can use in its ongoing operations and transfer to Astrotech of all other hazardous material or waste for disposal per Section 6.1.7.

7. Coordination.

7.1 Agreement Coordinators and Technical Managers. LMCLS and Astrotech shall each designate an Agreement Coordinator who shall be responsible for coordinating with each other all financial, general scheduling, and other administrative matters related to this Agreement. In addition, LMCLS and Astrotech shall each designate a Technical Manager, who shall be responsible for coordinating with each other all technical activities, including the day-by-day activity schedules, to be performed under this Agreement.

7.2 Coordination with USAF. The Astrotech Technical Manager shall provide all coordination with USAF and NASA for any U.S. Government support provided to LMCLS and Customer under this Agreement.

7.3 Additional Coordination. The Astrotech Technical Manager and LMCLS Technical Manager shall, through consultation and with the assistance of the Customer Technical Manager, coordinate the activities of Astrotech, LMCLS, and Customer related to the furnishing of services provided under this Agreement, and will call upon individuals from their respective organizations, including contractors and consultants, to participate as necessary and appropriate in such consultations.

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8. Schedule and Facility Assignment.

8.1 Occupancy Period. The period of time agreed to by LMCLS and Astrotech during which LMCLS and Customer will have the right to occupy the Astrotech facilities and to otherwise receive services for each Payload to be processed under this Agreement (hereinafter called “Occupancy Period”) and the launch date upon which the Occupancy Period is based shall be determined and set forth in the Exhibit of this Agreement applicable to the particular Payload. Such Exhibit shall also contain the schedules and assignments for the use of the facilities within Astrotech Florida or Astrotech VAFB, as applicable, by LMCLS and Customer. Subject to the provisions of Sections 8.2 and 8.3, LMCLS shall have the right, as a customer of Astrotech, to occupy and to use the Astrotech Florida facilities for the purposes of the prelaunch processing of the Payloads for commercial Atlas launches during the term of this Agreement.

8.2 Key Dates. Key milestone dates relating to all critical events that could affect the Occupancy Period or services to be performed for each Payload under this Agreement shall be exchanged between the Astrotech Technical Manager and the LMCLS Technical Manager. Each party shall advise the other, in a timely manner, of any event which occurs that would significantly alter the agreed to Occupancy Period or services.

8.3 Schedule Changes. LMCLS and Astrotech recognize that the nature of spaceflight activity is such that schedules must sometimes be changed, often for reasons beyond the control or reasonable predictive ability of LMCLS, Customer, or Astrotech. In the event that a change in the Occupancy Period or in the schedules for the use of the respective Astrotech facilities for a particular Payload becomes necessary by LMCLS, Customer, or Astrotech, LMCLS and Astrotech agree to work together to accommodate the particular rescheduling request (including, if necessary, changes in the assignments for the use of the respective Astrotech facilities, and overtime and weekend work by LMCLS, Customer, and Astrotech, and their respective contractors and subcontractors) in a manner that will be mutually acceptable, satisfy the established launch schedules, and be compatible with the established or changed schedules of the other customers of Astrotech. Once the need for such a change has been recognized by either LMCLS or Astrotech, the party recognizing such need shall promptly notify the other party of the particular rescheduling or reassignment request, and the related circumstances. A change in the announced launch schedule for a particular Payload by more than one week from the launch date upon which the current Occupancy Period is based shall be deemed to be notification to Astrotech of a request to change the Occupancy Period, unless LMCLS otherwise notifies Astrotech.

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8.3.1 Schedule Changes Requested or Caused by LMCLS. In the event that LMCLS requests or causes a change in the Occupancy Period or the schedule for the use of the respective Astrotech facilities for a particular Payload, as long as the resulting change does not exceed the duration of the previously established schedule such change shall not affect the Facility Services Fee (CLIN 1) or Mission Services Fee (CLIN 2) or other charges to LMCLS, except that LMCLS shall be charged any increase or credited with any decrease in the Mission Services Fee (CLIN 2) applicable to any change in launch date associated with the rescheduled Occupancy Period, in accordance with the Price Schedules set forth in Appendices 5 and 6 of this Agreement applicable to the particular Payload.

8.3.2 Schedule Changes Requested by Astrotech. In the event that Astrotech requests and LMCLS agrees to a change in the Occupancy Period, such change shall not affect the Facility Services Fee (CLIN 1) or Mission Services Fee (CLIN 2) or other charges to LMCLS, except that LMCLS shall be credited with any decrease in the Mission Services Fee (CLIN 2) applicable to any change in launch date associated with the rescheduled Occupancy Period, calculated in accordance with the Price Schedules set forth in Appendices 5 and 6 of this Agreement applicable to the particular Payload.

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9. Service Fees and Other Charges.

9.1 Price. LMCLS shall pay Astrotech on a firm fixed price basis for the facility access and services provided by Astrotech under this Agreement. The payment structure corresponds to the CLINs as referred to in Section 4.

9.1.1 CLIN 1 - Facility Services Fee. Constitutes charges paid by LMCLS as consideration for access to the Astrotech Florida facilities and for Astrotech’s services related to basic ownership, care and maintenance of these facilities. The Facility Services Fee is paid on a quarterly basis, beginning in CY2002, regardless of Atlas mission processing activity at the Astrotech facilities. The Facility Services Fee schedule by calendar year is provided in Appendix 5 to this Agreement.

9.1.2 CLIN 2 - Mission Services Fee. Constitutes charges paid by LMCLS for Astrotech’s facility operation services and mission support services performed in support of LMCLS and LMCLS’ customer processing activities at the Astrotech facilities. The Mission Services Fee is specified in the applicable Exhibit for each Payload to be processed at the Astrotech facilities under this Agreement, determined pursuant to the applicable Price Schedule set forth in Appendices 5 and 6 of this Agreement, plus any additional charges agreed to or otherwise due and payable under this Agreement. The stated Facility Services Fee and Mission Services Fee, and any additional charges, are exclusive of any taxes, if applicable. The Appendices 5 and 6 Price Schedules provide both the Facility Services Fee and Mission Services Fee pricing on a calendar year basis through the expiration date of the current Agreement, 31 December 2006, plus pricing terms for four (4) one-year option periods for CY2007 through 2010 inclusive.

9.2 Out-of-Scope Items. Astrotech agrees to fund the design and implementation of the facility enhancements described in Section 4.1 for the benefit of LMCLS. LMCLS agrees to pay for these enhancements plus applicable financing charges through an increase to the Facility Services Fee beginning in CY2001 and continuing through 31 December 2006. Should adjustments to the prices shown in Appendices 5 and/or 6 associated with these out-of-scope items be required because of changes subsequent to Amendment 6, the financing rate associated with these reimbursable items is 11.57% APR fixed. The price impacts associated with Sections 9.2.1 and 9.2.2 have been incorporated into Appendices 5 and 6 via Amendment 6.

9.2.1 HECO Pacific Cranes. The total cost to Astrotech associated with the crane modifications described in Section 4.1.1 is $1,308,000 ($911,000 in direct costs plus $397,000 in financing fees). In addition, Astrotech agrees to pay for charges in the amount of $165,000 for HECO

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Pacific contract changes related to redesign of the two cranes for installation in the Building 9 SPF, and for the associated schedule changes and contract termination fees. This amount will be borne by Astrotech and will not be billed back to LMCLS

9.2.2 Fiber-Optic Network. The total cost to Astrotech associated with the Fiber-Optic Network described in Section 4.1.2 is $1,692,000 ($1,182,000 in direct costs plus $510,000 in financing fees). It is understood that the actual price to design and install the fiber optic system may be more or less than the cost listed above based on the actual cost to Astrotech from NASA to install the portion of the system on the Kennedy Space Center. Any applicable adjustment to the LMCLS costs associated with the Fiber-Optic Network will be made following completion of this work effort and submittal of final pricing documentation to LMCLS. Any cost adjustment will be reflected in the Facility Services Fees in Appendix 5.

9.2.3 Excess Astrotech Cranes. The total net sales price (i.e., gross sales price minus related expenses, excluding the original purchase price of the cranes) realized by Astrotech associated with the two cranes built to Astrotech specifications described in Section 4.1.3 shall be applied as a credit to the next LMCLS payment to Astrotech for services provided under this Agreement.

9.3 Future Facility Expansion. Should Astrotech expand the Florida facility during the current period of this Agreement, and said expansion was done at the written request and concurrence of LMCLS per the terms of Section 4.3, the Pricing Schedule set forth in Appendices 7 and 8 would replace those shown in Appendices 5 and 6 for all missions launched starting in the year of LMCLS’ beneficial occupancy of the facility expansion and continuing through the end of the current contract period as specified in Section 28. The pricing provided in Appendices 7 and 8 represents Not-to-Exceed prices which shall be negotiated to Firm Fixed Prices based upon the facility requirements for a second 5-meter processing facility for use by LMCLS, at the Astrotech Florida facility.

9.4 Payments.

9.4.1 For the Facility Services Fee (CLIN 1), all payments shall be (i) in United States Dollars, (ii) payable to SouthTrust Bank, as the lender and assignee of Astrotech Space Operations, Inc., and/or Astrotech Florida Holdings, Inc., and (iii) delivered, at LMCLS’ expense, to the offices of SouthTrust Bank at 150 Second Avenue North, Suite 400, St. Petersburg, FL 33701 (Attn: Mr. Timothy Mann, Group Vice President) within thirty (30) days of receipt of the invoice by LMCLS. All payments made under this CLIN shall reference the applicable Astrotech invoice number.

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9.4.2 For the Mission Services Fee (CLIN 2), all payments shall be (i) in United States Dollars, (ii) payable to Astrotech Space Operations, Inc., and (iii) delivered, at LMCLS’ expense, to the office of Astrotech Space Operations, Inc. at 300 D Street SW, Suite 814, Washington, DC 20024-4703 (or other address as specified by Astrotech in writing) within thirty (30) days of receipt of the invoice by LMCLS. All payments made under these CLINs shall reference the applicable Astrotech invoice number. At its discretion, LMCLS may elect to pay the CLIN 2 payment for any Astrotech invoice by wire transfer to Astrotech’s bank in accordance with instructions available upon request from Astrotech.

9.5 Billing and Payment Schedule.

9.5.1 Facility Services Fee (CLIN 1). Commencing in CY2002, Astrotech shall invoice LMCLS thirty (30) calendar days prior to the end of each calendar quarter for the Facility Services Fees due that quarter per the Appendix 5 Price Schedule. Payment of the Facility Services Fee by LMCLS is due regardless of mission processing activity at the Astrotech facilities. Payment of the Facility Services Fee shall be made directly to SouthTrust Bank acting as the agent for Astrotech per terms of Section 9.4.1.

9.5.2 Mission Services Fee (CLIN 2). Each Exhibit of this Agreement sets forth the billing schedule for the Mission Services Fee applicable for that particular Payload. In addition to these scheduled payments, Astrotech shall provide LMCLS a separate invoice for any additional charge or charges agreed to or otherwise due and payable under this Agreement determined in accordance with Section 9.5.2.4 below, unless otherwise expressly provided for in this Agreement. The amount and billing dates of the three partial payments of the Mission Services Fee for each Payload are determined in accordance with Sections 9.5.2.1, 9.5.2.2, and 9.5.2.3 below.

9.5.2.1 Deposit and First Partial Payment. On the effective date of the Exhibit, LMCLS will be billed five percent (5%) of the Mission Services Fee for that particular Payload to be processed at the Astrotech Facility under this Agreement.

9.5.2.2 Second Partial Payment. Thirty (30) days prior to the beginning of the Occupancy Period for the Payload, LMCLS will be billed forty-five percent (45%) of the Mission Services Fee applicable to that particular Payload plus any adjustments to the First Partial Payment required due to a change in the scheduled launch date subsequent to the effective date of the applicable Exhibit. The cumulative total of the First and Second Partial Payments will equal fifty percent (50%) of the applicable Mission Services Fee.

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9.5.2.3 Third Partial Payment. On the last day of the Occupancy Period for the Payload, LMCLS will be billed fifty percent (50%) of the Mission Services Fee applicable to that particular Payload plus any outstanding unpaid balance or credit due toward the Mission Services Fee for that particular Payload as a result of Changes to this Agreement. The cumulative total of the First, Second, and Third Partial Payments will equal one hundred percent (100%) of the applicable Mission Services Fee based upon the actual launch date.

9.5.2.4 Final Billing. As soon as practicable, but not later than sixty (60) days after the end of the Occupancy Period for each Payload, LMCLS will be billed for any additional charges agreed to or otherwise due and payable for that particular Payload under this Agreement.

9.6 LMCLS Additional Costs. As a result of the modifications incorporated in this Amendment 6 to the Agreement, LMCLS shall not be required to absorb additional costs that directly result from the splitting of the services into the two CLINs defined in Section 4.1, including but not limited to taxes not currently paid by LMCLS but which would otherwise become payable because of the creation of the Facility Services CLIN and the defined Tenant/Landlord relationship.

10. Allocation of Certain Risks of Liability and Damage.

10.1 General. Certain risks of Liability and Damage, as defined below, arising out of the services to be provided by Astrotech, Astrotech Florida Holding, Inc. and their contractors and subcontractors under this Agreement, including the use of any U. S. Government facilities and support arranged by Astrotech under this Agreement, shall be allocated between LMCLS, Astrotech and Astrotech Florida Holding, Inc. (hereinafter called the “Parties”) as set forth in this Section 10.

10.2 Definitions. The following definitions shall be applicable to this Agreement.

10.2.1 Liability. “Liability” shall include payments made pursuant to any judgment by a court of competent jurisdiction or award of an arbitration tribunal, and administrative and litigation costs, and settlement payments made after consultation between the Parties.

10.2.2 Damage. “Damage” shall mean bodily injury to or death of any person, damage to or loss of any property, and loss of revenue or profits or other direct, indirect or consequential damages arising therefrom.

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10.2.3 Payload Processing Activity. “Payload Processing Activity” shall mean all activity conducted at the Astrotech Facility or at a U.S. Government installation, where use of the U.S. Government installation is arranged by Astrotech under this Agreement, including that associated with the preparation of the Payload or another payload for launch aboard a Government or commercial launch vehicle, post flight processing of the Payload or another payload, the storage of all or a portion of the Payload or another payload, the handling and transportation of all or a portion of the Payload or another payload outside the confines of the Astrotech Facility by Astrotech or its contractors or subcontractors, or outside a U.S. Government installation by the U.S. Government or its contractors or subcontractors, and Manufacturing Support Activity.

10.2.4 Manufacturing Support Activity. “Manufacturing Support Activity” shall mean all activity conducted at the Astrotech Facility that is not directly related to the prelaunch or post flight processing, storage, or handling and transportation of the Payload or another payload.

10.3 Damage to Persons or Property Involved in Payload Processing Activity.

10.3.1 Inter-Party Waiver of Liability. In carrying out this Agreement, Astrotech, Astrotech Florida Holdings, Inc., LMCLS and LMCLS Customer will respectively utilize their property and employees in the Payload Processing Activity in close proximity to one another and to others. Furthermore, the Parties recognize that all participants in Payload Processing Activity are engaged in the common goal of meaningful exploration, exploitation and uses of outer space. In furtherance of this goal, the Parties hereby agree to a no-fault, no-subrogation, inter-party waiver of liability pursuant to which each party agrees not to bring a claim in arbitration or otherwise against or sue the other or other participants (including the U.S. Government) in Payload Processing Activity, and agrees to absorb the financial and any other consequences for Damage it incurs to its own property and employees as a result of participation in Payload Processing Activity, irrespective of whether such Damage is caused by Astrotech, LMCLS, or other participants in Payload Processing Activity, and regardless of whether such Damage arises through negligence or otherwise. Thus, the Parties, by absorbing the consequences of Damage to their property and employees without recourse against each other or other participants in Payload Processing Activity, jointly contribute to the common goal of meaningful exploration, exploitation and uses of outer space.

10.3.2 Extension of Inter-Party Waiver. The Parties agree that this common goal will also be advanced through extension of the inter-party waiver of liability to other participants in Payload Processing Activity. Accordingly, the Parties agree to extend the waiver as set forth in Section 10.3.1 above to the LMCLS’ Customer, to other customers of Astrotech, to Astrotech Florida Holdings, Inc., to

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contractors and subcontractors at every tier of Astrotech, LMCLS, LMCLS’ Customer, and to all other participants (excluding the U.S. Government) in Payload Processing Activity, as third party beneficiaries, whether or not such participants causing damage bring property or employees to the Astrotech Facility or retain title to or other interest in property provided by them to be used, or otherwise involved, in Payload Processing Activity. Further, the Parties recognize and agree that, although the U.S. Government will not participate in this inter-party waiver, the U.S. Government will also be a third party beneficiary. Specifically, the Parties intend to protect these contractors, subcontractors and the U.S. Government from claims, including “products liability” claims, which might otherwise be pursued by the Parties, or the contractors or subcontractors of the Parties, or other participants in Payload Processing Activity. Moreover, it is the intent of the Parties that each will take all necessary and reasonable steps in accordance with Section 10.3.4 below to foreclose claims for Damage by any participant in Payload Processing Activity, under the same conditions and to the same extent as set forth in Section 10.3.1 above, except for claims between LMCLS and its contractors and subcontractors, claims between LMCLS’ Customer and its contractors or subcontractors, claims between Astrotech, Astrotech Florida Holdings, Inc. and their contractors or subcontractors, and claims by the U.S. Government for Damage to U.S. Government persons or property.

10.3.3 Broad Construance of Inter-Party Waiver. The Parties intend that the inter-party waiver of liability set forth in Sections 10.3.1 and 10.3.2 above be broadly construed to achieve the intended objectives.

10.3.4 Agreement to Extend Inter-Party Waiver. Astrotech will require all customers entering into Agreements for services to be provided by Astrotech or Astrotech Florida Holdings, Inc. utilizing the Astrotech Facility to agree to the inter-party waiver of liability as set forth in Sections 10.3.1 and 10.3.2 above. Further, Astrotech will require all the following to agree to the waiver of liability set forth in Section 10.3.2 above: (i) Astrotech Florida Holdings, Inc., (ii) all of Astrotech’s and Astrotech Florida Holdings, Inc.’s contractors; and (iii) all Astrotech’s and Astrotech Florida Holdings’, Inc. subcontractors who will have persons or property involved in Payload Processing Activity. If either Astrotech or Astrotech Florida Holdings, Inc. fails to fulfill any of its obligations under this Section 10.3.4, Astrotech will indemnify LMCLS and the U.S. Government for any Liability LMCLS or the U.S. Government may sustain as a result of such failure. LMCLS will require the following to agree to the waiver of liability set forth in Section 10.3.2 above: (i) LMCLS’ Customer and all other persons and entities to whom it assigns all or part of its right to services; (ii) any person or entity to whom LMCLS’ Customer has sold or leased or otherwise agreed, prior to the completion of services for a particular Payload, to provide all or any portion of its Payload or Payload services; (iii) all LMCLS’ and LMCLS’ Customer’s prime contractors; and (iv) all LMCLS’ and LMCLS’ Customer’s subcontractors who will

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have persons or property involved in Payload Processing Activity. If LMCLS fails to fulfill its obligation under this Section 10.3.4, LMCLS will indemnify Astrotech and the U.S. Government for any Liability Astrotech or the U.S. Government may sustain as a result of LMCLS’ failure. Failure of LMCLS, or LMCLS’ Customer, or Astrotech, or Astrotech Florida Holdings, Inc. or any other participant (excluding the U.S. Government) in Payload Processing to obtain a waiver agreement required above shall not affect LMCLS’, or LMCLS’ Customer’s, or Astrotech’s, or such other participant’s right to the protection otherwise provided by this Section 10.

10.3.5 Damage to U.S. Government Persons or Property. The Parties acknowledge that, except as a third-party beneficiary, the U.S. government is not a participant in the inter-party waiver set forth in Sections 10.3.1, 10.3.2,10.3.3, and 10.3.4 above.

10.4 Risk of Patent Infringement.

10.4.1 Astrotech Indemnity of LMCLS. Astrotech agrees to indemnify LMCLS, its officers, employees and agents against any United States Patent infringement costs (including, but not limited to, any judgment against LMCLS by a court of competent jurisdiction, reasonable administrative and litigation costs, and settlement payments made as a result of an administrative claim) incurred by LMCLS which are attributable to products, processes or articles of manufacture used in the facilities and support to be furnished to LMCLS by Astrotech or Astrotech Florida Holdings, Inc. hereunder.

10.4.2 LMCLS Indemnity of Astrotech. LMCLS agrees to indemnify Astrotech, its officers, employees and agents against any United States Patent infringement costs (including, but not limited to, any judgment against Astrotech by a court of competent jurisdiction, reasonable administrative and litigation costs, and settlement payments made as a result of an administrative claim) incurred by Astrotech which are attributable to products, processes or articles of manufacture used in the Payload and any supporting equipment and facilities brought to the Astrotech Facility by LMCLS, LMCLS’ Customer, or their respective contractors or subcontractors, and to any activity which entails infringement of a United States Patent and which is performed at the Astrotech Facility by LMCLS, LMCLS’ Customer, or their respective contractors or subcontractors.

10.5 Assistance with Third Party Claims. In the event a third party claim is asserted against Astrotech or LMCLS as a result of patent infringement, use of proprietary data, or Damage, including claims of their respective contractors or subcontractors, or LMCLS’ Customer or LMCLS’ Customer’s contractors or subcontractors arising from or in connection with the services provided by Astrotech under this Agreement, Astrotech and LMCLS each agree to give prompt notice to the other of any such claim

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and agree to provide each other with all assistance practicable in the defense against such claim. If a claim asserted against LMCLS, Astrotech or Astrotech Florida Holdings, Inc. is a claim in which one party has agreed to indemnify the other party under this Agreement, the party who has agreed to indemnify shall have the right to intervene and defend, the right to control litigation of, and the right to determine the appropriateness of any settlement related to such claim.

11. Limitation of Astrotech and LMCLS Liability. Notwithstanding Section 10.2.2 above, to the extent that a risk of Damage is not dealt with expressly in this Agreement, Astrotech’s liability to LMCLS, and LMCLS’ liability to Astrotech arising out of this Agreement, whether or not arising as a result of an alleged breach of this Agreement, (i) shall be limited to direct damages only and shall not include any loss of revenue, profits or other indirect or consequential damages, and (ii) shall not exceed the total price paid to Astrotech by LMCLS for the services to be provided for the particular Payload under this Agreement.

12. Termination.

12.1 Termination by LMCLS.

12.1.1 Termination for Convenience. LMCLS shall have the right to terminate for convenience, in whole for CLIN 1 and CLIN 2 or in part for CLIN 2, its obligation to obtain Astrotech services under CLIN 1 and CLIN 2 of this Agreement by providing written notification to Astrotech.

12.1.1.1 Termination Charge. In the event of termination by LMCLS pursuant to Section 12.1.1, LMCLS shall pay Astrotech liquidated damages as specified in this Agreement. In the event of an overpayment, Astrotech shall refund the amount of such overpayment to LMCLS.

12.1.1.1.1 In Whole. During the period beginning with the Effective Date of this Amendment 6 and ending on 31 December 2005, the termination liability charge to LMCLS shall be the greater of the unpaid balance of payments for all guaranteed missions (both Facility Services Fee and the Mission Services Fee) required through31 December 2005, or $5.2M. During CY2006, the termination liability charge to LMCLS shall be the unpaid balance of guaranteed payments (both Facility Services Fees and Mission Services Fee) required during that year. The maximum termination liability to LMCLS during the term of this Agreement under any circumstances shall be $16.85M. The Pricing Schedules for both the Facility Services Fees and Mission Services Fees are provided in Appendices 5 and 6 for each year through the end of the contract period. In the event of a Termination for

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Convenience in Whole, LMCLS shall not be required to make any additional payment to Astrotech beyond those required per this Section 12.1.1.1.1.

12.1.1.1.2 In Part. The termination liability charge for a given Payload that represents a mission over and above the annual guaranteed mission quantity and for which a Mission Specific Exhibit was previously added to the Agreement shall be the pro-rated share of the Mission Services Fee applicable for that particular Payload based on the portion of the contracted Occupancy Period elapsed as of the date Customer vacates the Astrotech Facility, computed on a daily basis, but not less than five percent (5%) of the Mission Services Fee for that Payload, plus any additional charges agreed to or otherwise due and payable under this Agreement as of the date Customer vacates the Astrotech Facility. The minimum 5% termination fee also applies if termination by LMCLS occurs after the effective date of the Mission Exhibit but prior to the start of the Facility Occupancy Period for the Payload. For a Payload that is one of the guaranteed minimum missions for a particular calendar year, the termination charge shall equal the full amount of the applicable Mission Services Fee. The Facility Services Fee, as defined in Section 9.1.1, is not affected by a Termination for Convenience in Part by LMCLS and remains payable to Astrotech per the terms of this Agreement.

12.1.2 Termination for Cause.

12.1.2.1 In Part. LMCLS shall only have the right to terminate in part for cause its obligation to obtain Astrotech services under CLIN 1 and/or CLIN 2 of this Agreement in the event that (i) Astrotech fails to meet a material provision of this Agreement for a particular Payload for which a Mission Exhibit has been executed, and such failure continues without identification and initiation of mutually-acceptable corrective action, acceptance of which by LMCLS shall not be unreasonably withheld, for thirty (30) days following first written notification to Astrotech and to Astrotech’s lender by LMCLS indicating such failure and that LMCLS intends to terminate its use of Astrotech services for the particular Payload affected by the identified Astrotech failure, or (ii) Astrotech fails to meet a material provision of this Agreement relative to the readiness of the Facility and/or Services required to support payload processing operations under this Agreement, and such failure or failures continues without identification and initiation of mutually-acceptable corrective action, acceptance of which by LMCLS shall not be unreasonably withheld, for thirty (30) days following written notification to Astrotech and to Astrotech’s lender by LMCLS indicating such failure and that LMCLS intends to terminate this Agreement in part for cause, or (iii) Astrotech is unable to adequately satisfy an essential mission requirement for a particular Payload and Astrotech so acknowledges in writing within thirty (30) days following written notification to Astrotech by LMCLS citing such inability, which acknowledgment shall not be unreasonably withheld by Astrotech. Upon exercising its rights to terminate in part under

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this Section 12.1.2.1, LMCLS shall provide a second written notification to Astrotech and to Astrotech’s lender documenting the termination in part for cause with reference to the particular affected Payload if applicable.

12.1.2.1.1 Termination Charge. In the event of termination in part for cause by LMCLS pursuant to Section 12.1.2.1, LMCLS shall not be required to pay Astrotech any termination charge associated with the Mission Services Fee for that particular Payload. Astrotech shall return to LMCLS all payments towards the Mission Services Fee made to date for the terminated payload. In the event of Astrotech’s failure to meet a material provision relative to a Termination for Cause by LMCLS in Section 12.1.2.1, subparts (i) and (ii), LMCLS’ obligation to guarantee Astrotech a minimum of four processings in that calendar year shall be reduced by one Payload for each such terminated Payload. The Facility Services Fee, as defined in Section 9.1.1, is not affected by a Termination for Cause in Part of CLIN 2 by LMCLS and remains payable to Astrotech per the terms of this Agreement provided LMCLS has not also terminated for cause CLIN 1 in which case, LMCLS shall not be obligated to pay the prorated share of the Facility Services Fee (CLIN 1) for the period of time the Astrotech Florida facilities were not maintained in an acceptable state of readiness to support LMCLS and LMCLS’ Customer operations. However, should LMCLS Terminate CLIN 2 of this Agreement for Cause pursuant to Section 12.1.2 and access to the Astrotech Florida facilities (CLIN 1) is made available by Astrotech to LMCLS, but LMCLS no longer has a need or desire for the use of said facilities, it shall be considered a Termination for Convenience by LMCLS subject to the provisions of Section 12.1.1.

12.1.2.2 In Whole. LMCLS shall only have the right to terminate in whole for cause its obligation to obtain Astrotech Services under CLIN 1 and CLIN 2 of this Agreement in the event that Astrotech demonstrates an ongoing and persistent failure to meet a material provision or provisions of this Agreement and such failure or failures continue(s) without identification and initiation of mutually acceptable corrective action, acceptance of which by LMCLS shall not be unreasonably withheld, for a period of ninety (90) days following written notification to Astrotech and to Astrotech’s lender by LMCLS indicating such failure or failures and that LMCLS intends to terminate its use of Astrotech Services under this Agreement in whole. This ninety (90) day period shall be in addition to the thirty (30) day period specified in Section 12.1.2.1 and may commence only following submittal of the second written notification to Astrotech and to Astrotech’s lender by LMCLS indicating such failure or failures as specified in Section 12.1.2.1. During this same ninety (90) day period, Astrotech agrees that LMCLS’ payloads may be processed at an alternate (to Astrotech) facility, and any payloads terminated in part pursuant to Section 12.1.2.1 and processed at an alternate facility shall be credited towards LMCLS’ guaranteed minimum of four processings during that calendar year. Written notification of

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contract termination in whole shall be submitted by LMCLS to Astrotech and to Astrotech’s lender at the conclusion of the ninety (90) day cure period.

12.1.2.2.1 Termination Charge. In the event of termination in whole for cause by LMCLS pursuant to Section 12.1.2.2, LMCLS shall not be required to pay Astrotech any termination charge associated with termination of the Agreement and Astrotech shall return to LMCLS all payments received to date for the payloads affected by this terminations.

12.1.2.3 In the event of a Termination for Cause in Part or in Whole for CLIN 2 services under this Agreement, LMCLS shall have the right, upon continued payment of the Facility Services Fee (CLIN 1) payments as defined in Section 9.1.1, to continued occupancy of the Astrotech Florida facilities during the Occupancy Period for the purposes of completing the prelaunch processing of the particular Payload subject to the Termination in Part or, in the case of a Termination in Whole, during a timeframe commercially reasonably required for the purposes of completing the prelaunch processing of all commercial Atlas mission Payloads contemplated by this Agreement for the duration of the Agreement as set forth in Section 28. CLIN 1 payments shall not be abated during any curative period. In the event of a Termination for Cause per this Section 12.1.2, the provisions of Section 12.1.3 shall apply.

12.1.3 LMCLS’ Continued Use of, and Payment for, Astrotech Facilities.

12.1.3.1 Continued Use. In the event of a Termination for Cause for CLIN 2 by LMCLS under Article 12.1.2 relative to Payloads processed at the Astrotech Florida facilities, LMCLS shall have the right to continue to use the Astrotech Florida facilities under the terms of CLIN 1 of this Agreement, and not included in a termination made pursuant to Article 12.1.2, for that period of time specified in Section 28, and Astrotech shall remain obligated to continue to allow LMCLS, and LMCLS’ customers, access to such facilities.

12.1.3.2 Continued Payment of Facility Services Fee. In addition to any fees LMCLS is otherwise obligated to pay Astrotech, and notwithstanding LMCLS’ Termination of this Agreement for Cause under Article 12.1.2, LMCLS shall remain obligated to continue to pay the Facility Services Fee under CLIN 1 as set forth in Article 9.3.1 and Appendix 5 for those services not included in a termination made pursuant to Article 12.1.2.

12.1.3.3 Continuing Obligations. The purpose of this Article 12.1.3 is to: (i) ensure LMCLS continued access to the Astrotech facilities necessary to the performance of the effort called for

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by this Agreement, and (ii) ensure Astrotech, and its financing sources, that LMCLS will continue to make the Facilities Services Fee payments under CLIN 1 for services not otherwise affected by the any termination as set forth in this Agreement.

12.1.3.4 Modifications to Agreement. The specific modifications to the terms and conditions of this Agreement that would result from a Termination for Cause by LMCLS per Section 12.1.2 are defined in Appendix 4.

12.2 Termination by Astrotech.

12.2.1 Inability to Perform. Astrotech shall have the right to terminate, in whole or in part, its commitment to furnish Mission Services (CLIN 2) under this Agreement, only to the extent that Astrotech is prevented from performing said Mission Services, (i) in the event of riot, civil strife, war, damage to or destruction of the Astrotech facility, natural disaster or other Act of God beyond the control of Astrotech, or (ii) in the event the United States Government terminates or fails to provide support it has committed to Astrotech which is necessary for Astrotech to perform certain Mission Services to be provided hereunder, and Astrotech cannot reasonably provide other means whereby to perform such Mission Services. Prior to considering termination of the Mission Services pursuant to this Section 12.2.1, Astrotech shall consult with LMCLS in order to seek alternative means of providing alternate services acceptable to LMCLS. Astrotech shall not have the right, under any circumstances or for any reason other than LMCLS’ failure to pay the Facility Services (CLIN 1) payments when due, to terminate LMCLS’ access and right of occupancy to the Astrotech Florida facilities provided for in Section 8 of this Agreement.

12.2.2 Non-performance by LMCLS. Astrotech shall have the right to terminate, in whole or in part, its commitment to furnish, (i) Mission Services under this Agreement in the event LMCLS fails to make any required Mission Services Fee (CLIN 2) payment when due or LMCLS fails to meet any other material provision of this Agreement, and such failure continues for thirty (30) days beyond receipt by LMCLS of written notice from Astrotech which specifies such failure, or (ii) access and right of occupancy to the Astrotech Florida facilities under this Agreement in the event LMCLS fails to make any required Facility Services Fee (CLIN 1) payment when due and such failure continues for thirty (30) days beyond receipt by LMCLS of written notice from Astrotech which specifies such failure. Astrotech shall promptly notify LMCLS in writing, if LMCLS fails to make such payment or if LMCLS fails to meet any such other material provision of this Agreement.

23	AMENDMENT 6

12.2.3 Termination Charge. In the event of a termination of Mission Services for a Payload by Astrotech pursuant to Section 12.2.1, LMCLS shall not be required to pay Astrotech any termination charge. In the event of a termination pursuant to Section 12.2.2, the termination charge shall be computed in accordance with Section 12.1.1.1. In the event of overpayment, Astrotech shall refund the amount of such overpayment to LMCLS.

13. Handling of LMCLS and Customer Provided Data.

13.1 Technical Data Furnished to Astrotech by LMCLS and Customer. Astrotech and LMCLS shall exchange all documents and information required for each party to fulfill its responsibilities under this Agreement, including certain documents that are prepared by and are the property of Customer.

13.1.1 Nonrestrictive Markings. All technical data furnished to Astrotech under this Agreement shall be provided with unrestricted rights for use by Astrotech and its contractors and subcontractors in performance of this Agreement (the right to use, duplicate, and disclose in any manner and for any purpose whatsoever in performance of this Agreement), and without a restrictive legend, except as provided pursuant to Section 13.1.2 below. It is the intent of the parties that the designation of technical data as proprietary or a trade secret shall be kept to a minimum in order to facilitate implementation of this Agreement.

13.1.2 Proprietary Data. In the event any of the technical data required to be furnished to Astrotech under this Agreement is considered by LMCLS or Customer to be proprietary or a trade secret (such as detailed design, manufacturing and processing information) and LMCLS or Customer desires to maintain proprietary or trade secret rights for such data, the LMCLS Technical Manager shall inform the Astrotech Technical Manager that the data is considered proprietary or a trade secret. Any data so provided shall be marked by LMCLS or Customer “PROPRIETARY” or “TRADE SECRET” prior to submittal to Astrotech. Astrotech agrees that such data will not, without permission of LMCLS, be duplicated, used or disclosed by Astrotech or its contractors and subcontractors for any purpose other than as necessary to carry out Astrotech’s obligations under this Agreement. If such data is required by Astrotech’s contractors and subcontractors, the data will only be furnished to them after the contractors and subcontractors have agreed with Astrotech in writing to protect the data from unauthorized use, duplication and disclosure.

13.2 Financial and Commercial Data. It is recognized that Astrotech may receive or otherwise have access to certain financial and commercial (business) data of LMCLS or Customer, or

24	AMENDMENT 6

their respective contractors and subcontractors, which may be considered confidential or privileged, and which, if subsequently disclosed to the public, could cause substantial harm to LMCLS’ or Customer’s competitive position or impair Astrotech’s ability to obtain necessary information in the future. Such data shall be considered by Astrotech to be proprietary and handled pursuant to Section 13.1 above, provided it is marked by LMCLS or Customer as “PROPRIETARY” or with markings indicating the proprietary or confidential nature of the data prior to submittal to Astrotech.

14. Patent and Data Rights. Astrotech will not acquire, as a result of the services provided under this Agreement, any rights to LMCLS’ or Customer’s copyrights, trade secrets, inventions, or patents that may be used in or result from the Payload or any rights to LMCLS’ or Customer’s proprietary data, except for the right to use such proprietary data as set forth in Section 13 above.

15. Compliance With the International Traffic in Arms Regulation (ITAR).

15.1 Conduct of Activities. LMCLS and Astrotech hereby agree to conduct all Activities at the Astrotech Facility in full compliance with the ITAR as it pertains to safeguarding the transfer of U.S. technology to non-U.S. citizens. Certain LMCLS Customers and other customers of Astrotech are non-U.S. based organizations represented by foreign national personnel that will participate in the Activities at the Astrotech Facility. LMCLS and Astrotech shall coordinate all LMCLS, Customer, and Astrotech Activities in such a way as to prevent the unauthorized transfer of data pertaining to operations, procedures and hardware to non-U.S. citizens participating in Activities at the Astrotech Facility.

15.2 LMCLS Technology Assistance Agreement. Astrotech shall submit Technical Assistance Agreement (TAA) applications to the United States Department of State for the performance of those activities that constitute “defense services” as defined in the FTAR. LMCLS shall obtain an U.S. Department of State TAA for each mission involving a non-U.S. Customer organization. The respective TAAs define the approved limits of technical interchange between Astrotech and the foreign Customer and LMCLS and the foreign Customer. LMCLS agrees that for all future TAA submittals they will include the Astrotech scope of work contained in this Agreement in the LMCLS TAA.

15.3 Signature Assistance. LMCLS shall provide assistance to Astrotech in obtaining approval signatures from LMCLS Customers on the Astrotech TAA for mission involving non-U.S. Customers.

25	AMENDMENT 6

16. Permits and Licenses. Astrotech shall obtain any permit or license that may be required to provide the services to be furnished under this Agreement. LMCLS will be responsible for obtaining any permit or license that may be required to perform an activity unique to the Payload that is not included in the foregoing, such as tests involving use of radioactive materials.

17. Warranty.

17.1 Warranty of Services. Astrotech warrants that the services performed by Astrotech will reflect competent professional knowledge, judgment and workmanship. In the event any portion of the services furnished to LMCLS fails to comply with this warranty obligation and Astrotech is so notified in writing prior to the launch date after completion of such portion of the services, Astrotech will either promptly reperform such portion of the services without additional compensation from LMCLS or at LMCLS’ option, Astrotech will refund a portion of the compensation paid to Astrotech for such portion of services.

17.2 Exclusivity of Warranties and Remedies. THE WARRANTIES SET FORTH IN THIS SECTION 17 ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER STATUTORY, EXPRESSED, OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE). The remedies set forth in this Section 17 are the exclusive remedies of LMCLS for any failure by Astrotech to comply with its warranty obligations. Correction of non-conformance or refund of compensation paid in the manner provided herein, shall constitute complete fulfillment of all the liabilities of Astrotech for defective or nonconforming services, whether the claims by LMCLS are based in contract, in tort (including negligence and strict liability), or otherwise.

18. Notices. All notices, requests, demands, and other communications hereunder shall be in writing, in English, and shall be delivered to the other party as follows:

To Astrotech:	Astrotech Space Operations, Inc.
300 D Street, SW Suite 814
Washington, DC 20024-4703
Attention: Mr. John B. Satrom
Voice: (202) 488-9000
Facsimile: (202) 488-3100

26	AMENDMENT 6

To LMCLS:	Lockheed Martin
Commercial Launch Services, Inc.
12999 Deer Creek Canyon Road
Littleton, CO 80127
Attention: Mr. Jack Zivic
MS DC-1400
Voice: (303) 971-5394
Facsimile: (303) 971-9456

To SouthTrust:	SouthTrust Bank
150 Second Avenue North, Suite 400
St. Petersburg, FL 33701
Attention: Mr. Timothy M. Mann
Voice: (727) 825-2740
Facsimile: (727) 898-5319

The effective date of each notice, demand, request, or other communication shall be deemed to be: (i) the date of confirmed receipt for communications delivered personally, or transmitted by facsimile machine, or sent by mail, courier or overnight express with the exception of billing invoices as stipulated in Section 9.3, or (ii) the date of transmission with a confirmed answerback, if transmitted by telex. If multiple transmission means are used, the earliest date, determined in accordance with the foregoing, shall be applicable. Either party may change its address or designee for purposes hereof by informing the other party in writing of such action and the effective date of such change. Notices to SouthTrust, as lender for Astrotech, shall be limited to those specified in Section 12.1.2.

19. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws in force in the State of Florida, and Astrotech and LMCLS further agree that they will not commence any action, whether in a court of law or equity or before an arbitration panel, other than in the State of Florida.

20. Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

21. Waiver. A failure by either Astrotech or LMCLS to assert its rights under this Agreement shall not be deemed a waiver of such rights, nor shall any waiver be implied from any such act or omission. No waiver by either Astrotech of LMCLS with respect to any right shall extend its effect to any subsequent breach of the terms hereof of like or different kind, unless such waiver explicitly provides otherwise.

27	AMENDMENT 6

22. Disputes.

22.1 Disputes Resolution. Any controversy or claim arising out of or relating to this Agreement, whether or not involving an alleged breach of this Agreement, which cannot be resolved in a timely manner by the mutual agreement of the Technical Managers or Agreement Coordinators of Astrotech and LMCLS shall in the first instance be submitted in writing, by either Astrotech or LMCLS, to the President or equivalent senior official of LMCLS and the President of Astrotech for resolution, whose joint decision shall be made in writing within thirty (30) days after such submittal and shall be final and conclusive. In the event any controversy or claim submitted for joint resolution hereunder is not jointly resolved in writing within thirty (30) days from the date of such submittal, either party shall have the right to seek other appropriate relief.

22.2 Performance During Submission of Dispute. The decision to submit a dispute under this Section 22 shall not excuse either Astrotech or LMCLS from the timely performance of its obligations hereunder which are not the subject matter of such dispute. Further, if the lack of resolution of the matter in dispute will adversely impact the timely completion of the Payload Processing Activity, upon the request of LMCLS, Astrotech will perform, while reserving all rights, the subject matter of such dispute within the framework of this Agreement and without prejudice to the final resolution of the matter in dispute.

23. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

24. Assignability.

24.1 Assignment to Astrotech Florida Holdings, Inc. Astrotech and LMCLS each acknowledges and agrees that certain rights, title, interest and obligations of Astrotech hereunder, as they relate to the CLIN 1 services and payments, are to be assigned to Astrotech Florida Holdings, Inc., a wholly-owned subsidiary of Astrotech, without the need for further notice by Astrotech and LMCLS.

24.2 Assignment to SouthTrust Bank. Astrotech and LMCLS each further acknowledges and agrees that those rights of Astrotech being assigned to Astrotech Florida Holdings, Inc. pursuant to Section 24.1 above are to be further assigned to SouthTrust Bank, and such rights shall remain in affect only so long as CLIN 1 has not been Terminated by either LMCLS or Astrotech. LMCLS consents to such assignment without the need for further notice to LMCLS per Section 24.3, except as otherwise expressly provided in Section 9.4.1. LMCLS agrees to attorn to SouthTrust Bank upon assignment of

28	AMENDMENT 6

Astrotech’s rights hereunder to such Bank and/or upon foreclosure by such Bank of its mortgage on the Astrotech Florida Facilities.

24.3 Future Assignments. Except for the cases specifically identified in Sections 24.1 and 24.2, and related to LMCLS’ right to assign to Customer its rights to services for Customer’s spacecraft under its role as agent of Customer, neither party to this Agreement shall be entitled to assign, directly or indirectly, by operation of law or otherwise, this Agreement or its rights or obligations hereunder or any interest herein, except to a related or successor entity, or with the prior written consent of the other. Furthermore, Astrotech agrees to ensure that SouthTrust Bank shall not further assign, directly or indirectly, by operation of law or otherwise, its rights with regard to the Facility Services (CLIN 1) payments as are assigned to it by Astrotech, without the prior written consent of LMCLS, which shall not be unreasonably withheld. This shall not affect or prohibit or require the prior approval of LMCLS of the assignment of such rights in whole by SouthTrust Bank to its successor or assign in connection with a sale of the bank.

25. Disclaimer of Authority. This Agreement shall not constitute either Astrotech or LMCLS as the legal representative, agent, or attorney-in-fact of the other, nor, except as expressly set forth herein, shall Astrotech or LMCLS have the right or authority to assume, create or incur any liability or obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

26. Complete Agreement. This Agreement and the Appendices, Exhibits, and Annexes hereto, together with the documents herein before incorporated by reference, as amended and supplemented, and any Amendments to this Agreement constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all previous oral and written and all contemporaneous oral negotiations, commitments, agreements, and understandings. The terms of this Agreement may not be waived, altered, modified or amended, except by a written agreement of the parties hereto executed by duly authorized officers thereof.

27. Addition of Astrotech Florida Holdings. Inc. as a 3rd Party. Astrotech hereby agrees that following signature of this Amendment 6 by Astrotech and LMCLS, and immediately following the legal formation of Astrotech Florida Holding, Inc., that Astrotech shall obtain Astrotech Florida Holdings, Inc.’s signature in the space provided below and in the attached Appendix 4, with the intent of making this Amendment a tri-party agreement between Astrotech, Astrotech Florida Holdings, Inc. and LMCLS. Until such time as Astrotech Florida Holding, Inc signs this Amendment, it shall not have any rights or obligations under this Agreement as amended herein.

29	AMENDMENT 6

28. Effective Date and Duration of Agreement. This Agreement, which entered into force on 4 March 1989, shall continue in force through 31 December 2006, unless amended or terminated or extended by LMCLS’ right to exercise any or all of the four (4) one-year Agreement option periods for calendar years 2007 through 2010 inclusive pursuant to the provisions of this Agreement prior to said expiration date.

IN WITNESS WHEREOF, the parties hereto, having the authority and intending to be legally bound, have executed this Agreement.

LOCKHEED MARTIN COMMERCIAL LAUNCH SERVICES, INC.		ASTROTECH SPACE OPERATIONS, INC.

By:		By:
	John A. Zivic, Jr.		John B. Satrom
	Manager		Senior Vice President and General Manager
Business Operations

Date:		Date:

ASTROTECH FLORIDA HOLDINGS, INC.

By:
Julia A. Pulzone
Chief Financial Officer

Date:

30	AMENDMENT 6

APPENDIX 1

EXHIBIT 48801 - (xxx)

(Payload Name)

MISSION SPECIFIC DETAILS AND REQUIREMENTS

FOR

ASTROTECH SERVICES

This Exhibit 48801-(xxx) sets forth the mission specific details and requirements for the Services to be provided by Astrotech to Lockheed Martin Commercial Launch Services, Inc. (hereinafter called LMCLS) under Agreement No. 48801 to support the launch of the (Name) Payload.

1.	Launch Date. The (Name) Payload is scheduled for launch from (CCAFS/VAFB) on (Date), which is the launch date for purposes of this Agreement.

2.	Occupancy Period. The Occupancy Period and facility assignments at Astrotech (FLORIDA/VAFB) for the Payload established pursuant to Section 8.1 of the General terms and Conditions are set forth in Annex A, which is attached to and made part of this Exhibit.

3.	Additional Services. Astrotech shall provide additional Services as set forth in Annex B, which is attached to and made part of this Exhibit.

4.	Financial Arrangements.

4.1	Service Fee. Based on the launch date set forth in Section 1 above and pursuant to Section 9.1 of the General terms and Conditions, the Mission Services Fee applicable to the (Name) Payload is $ .

4.2	Charges for Additional Services. LMCLS shall pay Astrotech additional charges for certain additional Services, as specified in Annex B, which is attached to and made part of this Exhibit.

4.3	Billing Schedule. The billing schedule established pursuant to Section 9.5.2 of the General terms and Conditions is set forth in Annex C, which is attached to and made part of this Exhibit.

Page 1 of 6	AMENDMENT 6

5.	Agreement Coordinators and Technical Managers: Pursuant to Section 7.1 of the General Terms and Conditions, the representatives of LMCLS, the Spacecraft Customer, and Astrotech designated as Agreement Coordinators and Technical Managers are identified in Annex D, which is attached to and made part of this Exhibit.

6.	Alterations and Exceptions to the General terms and Conditions. Under this Exhibit 48801-(xxx) (there are no alterations or exceptions to the General terms and Conditions of this Agreement) or (the following are the alterations and/or exceptions to the General terms and Conditions of this Agreement:).

7.	Effective Date. This Exhibit 48801-(xxx) shall be incorporated into Agreement No. 48801 and Astrotech’s commitment to provide Services for the (Name) Payload shall commence as of the date of the last signature of the parties below.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Exhibit.

LOCKHEED MARTIN COMMERCIAL LAUNCH SERVICES, INC.		ASTROTECH SPACE OPERATIONS, INC.

By:	(Signature)	By:	(Signature)

	(Name)		(Name)

	(Title)		(Title)

Date:		Date:

Page 2 of 6	AMENDMENT 6

ANNEX A

OCCUPANCY PERIOD AND FACILITY ASSIGNMENTS

FOR

(Name) PAYLOAD

AT

ASTROTECH (FLORIDA/VAFB)

PROGRAM LAUNCH DATE:

OCCUPANCY PERIOD:                      TO

FACILITY ASSIGNMENTS:

BUILDING/ROOM	ENTRY DATE	DEPARTURE DATE

FOR ASTROTECH FLORIDA:

Building 1/High Bay Complex (“A”, “B”, “C” or “D”)
Building 1/LMCLS Office Area (Area D4)	CONTINUOUS

Building 2/(“North” or “South”) High Bay Complex Building 2/(“North” or “South”) Encapsulation Bay Building 2/Spin Bay

Buildings 3, 4 and 6/ Warehouse Storage	SHARED SPACE, AS REQUIRED & AVAILABLE

Building 5/Customer Office Space (Receptionist Area & 4 Offices)

Building 7/Lockheed Martin Technical Office	CONTINUOUS

Building 9/High Bay Complex Building 9/Payload Encapsulation Bay Building 9/Conditioned Storage Area	CONTINUOUS

FOR ASTROTECH VAFB:

Building 1032/ (“East” or “West”) High Bay Complex

Building 1036/Technical Support Building (Receptionist Area & 10 Desks)

Building 1034/Warehouse Storage	SHARED SPACE, AS REQUIRED & AVAILABLE

Page 3 of 6	AMENDMENT 6

ANNEX B

ADDITIONAL SERVICES

AND

ASSOCIATED ADDITIONAL CHARGES

FOR

(Name) PAYLOAD

1. Telephone, Facsimile and Telex Service. Astrotech shall provide LMCLS and Customer, without separate charge, commercial telephone service at the Astrotech Facility, except that LMCLS shall reimburse Astrotech for all long-distance calls charged to its assigned telephone extensions. In addition, Astrotech shall provide access for LMCLS and Customer use of existing Astrotech facsimile transmission machine and telex capability via personal computer without separate charge, except that LMCLS shall reimburse Astrotech for all associated long-distance and telex transmission charges. Astrotech will submit an itemized summary of these separate charges along with the billing invoice.

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ANNEX C

PROGRESS PAYMENT SCHEDULE

FOR THE

(NAME) PAYLOAD

SERVICE FEE PROGRESS PAYMENT	BILLING DATE		AMOUNT
Deposit and First Partial Payment (5%)	EFFECTIVE DATE	*	$	_____
Second Partial Payment (45%)	_______________		$	_____
Third Partial Payment (50%)	_______________		$	_____

Total			$	_____

(* Invoice will be issued on the Effective Date of this Agreement)

Page 5 of 6	AMENDMENT 6

ANNEX D

AGREEMENT COORDINATORS

AND TECHNICAL MANAGERS

FOR

(Name) PAYLOAD

LMCLS Agreement Coordinator.	(Name)
(Title or Position)
Lockheed Martin Commercial Launch Services, Inc. (Address)
(Address)
Telephone:
Facsimile:

LMCLS Technical Manager.	(Name)
(Title or Position)
Lockheed Martin Commercial Launch Services, Inc. (Address)
(Address)
Telephone:
Facsimile:

Customer Technical Manager.	(Name)
(Title or Position)
(Customer Organization)
(Address)
(Address)
Telephone:
Facsimile:

Astrotech Agreement Coordinator.	(Name)
(Title or Position)
Astrotech Space Operations, Inc. 300 D Street, SW Suite 814 Washington, DC 20024-4703 Telephone: (202) 488-9000 Facsimile: (202) 488-3100

Astrotech Technical Manager.	(Name)
(Title)
Astrotech Space Operations, Inc. (Address)
(Address)
Telephone:
Facsimile:

Page 6 of 6	AMENDMENT 6

APPENDIX 2

SPACECRAFT SERVICES

This Appendix 2 describes the scope of Basic Services to be provided by Astrotech in conjunction with the processing of each Customer spacecraft, spacecraft with integral upper stage, or spacecraft with PAM or other autonomous upper stage under this Agreement at either Astrotech FLORIDA or Astrotech VAFB (the “Astrotech Facility”). The specific Basic Services to be provided by Astrotech will be as detailed in the Payload Processing Requirements Document pursuant to Section 5.2 of the General Terms and Conditions of this Agreement.

1. Arrival and Departure Transportation. Astrotech will provide transportation of crated flight hardware and associated ground support equipment by commercially available ground transportation vehicles from and to terminals within a fifty (50) mile radius of the Astrotech Facility. This service will accommodate shipment by air to and from commercial or Government airports in the vicinity of Astrotech FLORIDA and Astrotech VAFB. Any specialized loading equipment required, other than forklifts, must be provided by the transporting airline.

2. Local Transportation. By means of commercially available ground transportation vehicle, Astrotech will provide transportation and delivery of the crated Payload or Payload elements, and ground support equipment, within the Astrotech Facility and (i) to and from Astrotech FLORIDA and designated facilities at the Kennedy Space Center (KSC) or Cape Canaveral Air Force Station (CCAFS), or (ii) to and from Astrotech VAFB and designated facilities at Vandenberg AFB (VAFB), as applicable.

3. Use of Astrotech Facilities. Astrotech will provide use of the following portions of the applicable Astrotech Facility. The total mission occupancy period shall be up to fourteen (14) weeks from the time of Customer arrival until Customer departure from the facility.

(A) For Payloads processed at Astrotech FLORIDA:

(1) In Building 1: up to fourteen (14) weeks use of one High Bay Complex, consisting of the High Bay, the associated Garment Change Room, Control Room (Ground Station), and one contiguous Office Area (minimum of 985 ft2) for use by the spacecraft contractor,

Page 1 of 5	AMENDMENT 6

(2) In Building 2:

(a) for Spacecraft only or Spacecraft with an integral upper stage up to three (3) weeks use of either (i) the South High Bay Complex, consisting of the High Bay and the adjacent Fuel and oxidizer Cart Storage Rooms, the South Garment Change Room, and the South Control Room, or (ii) the North High Bay Complex, consisting of the North High Bay, the North Garment Change Room, and the North Control Room for handling and loading of liquid propellants, and preparation and installation of the Spacecraft apogee kick motor and/or integral upper stage system, if applicable, and other ordnance, and use of the Spin High Bay, if required, for spin balancing the Spacecraft or related ordnance preparations, and

(b) for Spacecraft with PAM or other Autonomous Upper Stage up to three (3) weeks use for Spacecraft processing of either (i) the South High Bay Complex, consisting of the High Bay and the adjacent Fuel and oxidizer Cart Storage Rooms, the South Garment Change Room, and the South Control Room, or (ii) the North High Bay Complex, consisting of the North High Bay, the North Garment Change Room, and the North Control Room for handling and loading of liquid propellants, and preparation and installation of the Spacecraft apogee kick motor and/or integral upper stage system, if applicable, and other ordnance, and use of the Spin High Bay, if required, for spin balancing, and up to nine (9) weeks use for Upper Stage processing of either the Spin High Bay, North High Bay Complex, or South High Bay Complex;

(3) In Buildings 3,4 and 6: storage, on a shared space basis, of flight hardware elements, shipping containers, ground support equipment, etc.;

(4) In Building 5: use of up to 4 offices and shared use of conference rooms and reception area for the Customer; and

(5) In Building 9: for Spacecraft only or Spacecraft with an integral upper stage, use for up to four (4) weeks of one Satellite Processing Cell, its associated Garment Change Room, and adjacent Control Room for handling and loading of liquid propellants, and preparation and installation of the Spacecraft apogee kick motor and/or integral upper stage system, if applicable, and other ordnance.

Page 2 of 5	AMENDMENT 6

(B) For Payloads processed at Astrotech VAFB:

(1) In Building 1032: up to fourteen (14) weeks use of one High Bay Complex, consisting of the High Bay, the associated Garment Change Room, adjacent Control Room, and associated Cart Storage Room(s);

(2) In Building 1036: use of one Office Area; and

(3) In Building 1034: storage, on a shared space basis, of shipping containers, ground support equipment, etc.

4. Ordnance Handling and Storage. Astrotech will provide receiving, inspection, and storage of ordnance items; bridge-wire checking; and, for Payloads processed at Astrotech FLORIDA, cold soak and x-ray of solid rocket motors.

5. Communications. For Payloads processed at Astrotech FLORIDA, Astrotech will provide radio frequency (RF) links (via air-link RF circuits or fiber-optic connections), data circuits, and voice communications between Astrotech FLORIDA and KSC/CCAFS, between Building 1 and Building 2, and between Building 1 and Building 9, in accordance with the defined Astrotech capabilities; closed- circuit television in and between Building 1, Building 2 and Building 9. For Payloads processed at Astrotech VAFB, Astrotech will provide command and data circuits and voice communications between Astrotech VAFB and designated locations on VAFB, and between Building 1032 and Building 1036, in accordance with defined Astrotech capabilities; and closed-circuit television between the High Bays in Building 1032 and Building 1036. For Payloads processed at either site, Astrotech will provide on-site Local Area Network (LAN) connectivity, local and long distance telephone service and dedicated use of a facsimile machine, except that Astrotech will be reimbursed by LMCLS for all commercial long distance charges incurred by LMCLS and LMCLS Customer pursuant to the General Terms and Conditions of this Agreement.

6. Electrical Power. Astrotech will provide 60Hz, and for Payloads processed at Astrotech FLORIDA 50Hz, electrical power as defined in the Facility Accommodation Handbook, for electrical ground support equipment.

7. U.S. Government Coordination. Astrotech will provide coordination with the U.S. Government (NASA and USAF) for any Services requiring U.S. Government support.

Page 3 of 5	AMENDMENT 6

8. Security. Astrotech will provide 24 hour-a-day perimeter security at the Astrotech Facility. At Astrotech FLORIDA periodic security patrols will be conducted during non-work hours; digital cypher locks are on all internal and external doors leading into the Payload Processing Areas; and all buildings are electronically monitored 24 hours-a-day for smoke/fire detection. At Astrotech VAFB access via the perimeter gate and all internal and external doors leading into the Payload Processing Areas is controlled by a card readerkeypad system; the electronic security system is directly linked to Air Police Headquarters. All buildings are electronically monitored 24 hours-a-day for smoke/fire detection.

9. Solvents and Gases. Astrotech will provide moderate quantities of gaseous nitrogen, liquid nitrogen, gaseous helium, isopropyl alcohol, deionized water, and other general purpose cleaning agents and solvents.

10. Hazardous Waste Disposal. Astrotech will provide for disposal of hazardous materials, such as propellants and solvents, resulting from Payload Processing Activities pursuant to Section 6.1 of the General Terms and Conditions of this Agreement.

11. Sampling and Analysis. Astrotech will provide sampling and analysis of up to 25 samples of gases, propellants, and cleaning materials.

12. Photographic Services. Astrotech will provide use of a 35mm single lens reflex camera with color film and processing fees for up to 100 8x10 inch color prints, use of a digital camera, use of a video camera/recorder (1/2 inch VHS format) and up to three blank video tapes, and photographer support, as required.

13. Emergency Medical and Fire Protection. Astrotech will provide emergency medical assistance and fire protection at Astrotech FLORIDA utilizing the services of Brevard County and the City of Titusville, Florida, respectively. At Astrotech VAFB these services are provided through the U.S. Air Force.

14. Test Equipment. Astrotech will provide test equipment and tools, as available, on a non-interference basis.

15. Calibration. Astrotech will provide standard equipment calibration services for up to ten (10) items of scientific equipment.

Page 4 of 5	AMENDMENT 6

16. Personnel Protective Suits. Astrotech will provide self-contained, air hose-type personnel protective suits, splash suits, and related training and support for the Spacecraft team to support Payload propellant handling, transfer, and fueling operations. In addition, upon request Astrotech will arrange for attendance at available related NASA training courses.

17. Technical Shop Support. Astrotech will provide unplanned shop support, as available, on a non-interference basis.

18. Dynamic Balancing. For Payloads processed at Astrotech FLORIDA, Astrotech will support the dynamic balancing of the Payload or Payload components, as required, within the capabilities of the Astrotech Schenck-Trebel Model E7S aerospace balance machine.

19. Weighing. Astrotech will weigh the Payload, as requested, utilizing the available Astrotech weighing equipment.

20. U.S. Customs Clearance. Astrotech FLORIDA is part of the Port Canaveral Foreign Trade Zone (FTZ No. 136) and, in this capacity, for Payloads processed at Astrotech FLORIDA Astrotech will arrange for duty-free entry of the Payload and any Payload processing materials and equipment entering the U.S. from another country for the duration of the Occupancy Period. Astrotech VAFB is part of the Santa Maria Foreign Trade Zone (FTZ No. 237) and, in this capacity, for Payloads processed at Astrotech VAFB Astrotech will arrange for duty free entry of the Payload and any Payload processing materials and equipment entering the U.S. from another country for the duration of the Occupancy Period.

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APPENDIX 3

ATLAS LAUNCH VEHICLE SERVICES

This Appendix 3 describes the scope of Services to be provided by Astrotech in conjunction with the processing of each Atlas payload fairing (including the base module) and Payload encapsulation activity associated with the Customer Payload for the Service Fee under this Agreement at Astrotech FLORIDA or Astrotech VAFB (the Astrotech Facility). The specific Services to be provided by Astrotech will be as specified in the Payload Processing Requirements Document pursuant to Section 5.2 of the General Terms and Conditions of this Agreement.

1. Arrival and Departure Assistance. Astrotech will assist LMCLS with the loading and off-loading of hardware and equipment at the Astrotech Facility.

2. Transportation of Encapsulated Payload. For Payloads processed at Astrotech FLORIDA, Astrotech will arrange for and obtain the necessary permits and licenses (Wide Load, HazMat, etc.) as required by the State of Florida Department of Transportation for transport of the encapsulated Payload from Astrotech FLORIDA to the launch complex at KSC/CCAFS. LMCLS will be responsible for providing the transport vehicle and for conduct of the transportation operation.

3. Use of Astrotech Facilities. Astrotech will provide use of the following portions of the applicable Astrotech Facility for the duration stated:

(A) For Payloads processed at Astrotech FLORIDA:

(1) In Building 1: dedicated use of one Customer Office Area (minimum of 600 ft2) for LMCLS use for the duration of this Agreement;

(2) In Building 2: up to four (4) weeks use of one Encapsulation Bay or one High Bay and the associated Garment Change Room for payload fairing preparation and encapsulation of the Customer Payload;

(3) In Buildings 3,4, and 6: storage, on a shared basis, of flight hardware elements, shipping containers, ground support equipment, etc.;

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(4) In Building 7: dedicated use of one Launch Vehicle Technical Support/Break Area for the duration of this Agreement; and

(5) In Building 9: up to two (2) weeks use of the Encapsulation Bay and the associated Garment Change Room for payload fairing preparation and encapsulation of the Customer Payload, and continuous occupancy of the Conditioned Storage Area for storage of flight hardware elements and ground support equipment.

(B) For Payloads processed at Astrotech VAFB:

(1) In Building 1032: up to four (4) weeks use of one High Bay and the associated Garment Change Room for payload fairing preparation and encapsulation of the Customer Payload;

(2) In Building 1034: storage, on a shared space basis, of shipping containers, ground support equipment, etc.

4. Communications. For Payloads processed at Astrotech FLORIDA, Astrotech will provide radio frequency (RF) links (via air-link RF circuits or fiber-optic connections), data circuits, and voice communications within Astrotech FLORIDA between Building 1 and Building 2, and between Building 1 and Building 9, in accordance with the defined Astrotech capabilities; closed-circuit television in and between Building 1, Building 2 and Building 9. For Payloads processed at Astrotech VAFB, Astrotech will provide command and data circuits and voice communications within Astrotech VAFB between Building 1032 and Building 1036, in accordance with defined Astrotech capabilities; and closed-circuit television between the High Bays in Building 1032 and Building 1036. For Payloads processed at either site, Astrotech will provide on-site Local Area Network (LAN) connectivity, local and long distance telephone service and dedicated use of a facsimile machine, except that Astrotech will be reimbursed by LMCLS for all commercial long distance charges incurred by LMCLS and LMCLS Customer pursuant to the General Terms and Conditions of this Agreement.

5. Technical Shop Support. Astrotech will provide unplanned shop support, as available, on a non-interference basis.

6. Electrical Power. Astrotech will provide 60Hz, and for Payloads processed at Astrotech FLORIDA 50Hz, electrical power as defined in the Facility Accommodation Handbook, for electrical ground support equipment.

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7. U.S. Government Coordination. Astrotech will provide coordination with the U.S. Government (NASA and USAF) for any Services requiring U.S. Government support.

8. Security. Astrotech will provide 24 hour-a-day perimeter security at the Astrotech Facility. At Astrotech FLORIDA periodic security patrols will be conducted during non-work hours; digital cypher locks are on all internal and external doors leading into the Payload Processing Areas; and all buildings are electronically monitored 24 hours-a-day for smoke/fire detection. At Astrotech VAFB access via the perimeter gate and all internal and external doors leading into the Payload Processing Areas is controlled by a card reader, keypad system; the electronic security system is directly linked to Air Police Headquarters. All buildings are electronically monitored 24 hours-a-day for smoke/fire detection.

9. Solvents and Gases. Astrotech will provide moderate quantities of gaseous nitrogen, liquid nitrogen, gaseous helium, isopropyl alcohol, deionized water, and other general purpose cleaning agents and solvents.

10. Hazardous Waste Disposal. Astrotech will provide for disposal of hazardous materials, such as propellants and solvents, resulting from Payload Processing Activities pursuant to Section 6.1 of the General Terms and Conditions of this Agreement.

11. Photographic Services. Astrotech will provide use of a 35mm single lens reflex camera with color film and processing fees for up to 100 8x10 inch color prints, use of a digital camera, use of video a camera/recorder (1/2 inch VHS format) and up to three blank video tapes, and photographer support, as required.

12. Emergency Medical and Fire Protection. Astrotech will provide emergency medical assistance and fire protection at Astrotech FLORIDA utilizing the services of Brevard County and the City of Titusville, Florida, respectively. At Astrotech VAFB these services are provided through the U.S. Air Force.

13. Test Equipment. Astrotech will provide test equipment and tools, as available, on a non-interference basis.

14. Pathfinder Operations. Astrotech will provide support as required for LMCLS payload fairing pathfinder operations consistent with the services specified in this Appendix 3 on a non-interference basis to Spacecraft processing operations at no cost to LMCLS.

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APPENDIX 4

FACILITIES SERVICES AGREEMENT

In the event that LMCLS terminates CLIN 2 of the LMCLS Agreement No. 48801 (the “Basic Agreement”) for cause, this Facility Services Agreement shall automatically become effective in accordance with the Terms and Conditions of Section 12.1.3 of the Basic Agreement.

The terms of this Facilities Services Agreement shall be as follows:

1. In the event of a Termination for Cause by LMCLS under Section 12.1.2 relative to the Astrotech Florida facilities, LMCLS shall continue to use the Astrotech Florida facilities used in the performance of this Agreement and not included in a termination made pursuant to Section 12.1.2 for that period of time specified in Section 28 of the basic Agreement, and Astrotech shall remain obligated to continue to allow LMCLS, and LMCLS’ customers, access to such facilities.

2. In addition to any fees LMCLS is otherwise obligated to pay Astrotech, and notwithstanding LMCLS’ termination of CLIN 2 of the Basic Agreement for cause under Section 12.1.2 of that Agreement, LMCLS shall remain obligated to continue to pay the Facility Services Fee for CLIN 1 as set forth in Section 9 of that Agreement for those services not included in a termination made pursuant to Section 12.1.2.

3. The purpose of this Appendix 4 is to: (i) ensure LMCLS continued access to the Astrotech facilities necessary to the performance of the effort called for by CLIN 1 of the Basic Agreement, and (ii) ensure Astrotech, and its financing sources, that LMCLS will continue to pay the Facilities Services Fee for services not affected by the termination. Notwithstanding its formal termination of CLIN 2, the terms and conditions of the Basic Agreement shall continue to govern LMCLS’ continued use of the Astrotech Florida facilities under CLIN 1 with the following exceptions:

(A) Astrotech shall not be obligated to provide any further mission servicing related efforts as it relates to support of Atlas payload processing operations (see, for example, Sections 6.1.1, 6.1.4, 6.1.5, 6.1.9, 6.1.10, 7.2, 7.3 and 16, Appendix 2, paragraphs 1, 2,4, 7, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19 and 20, and Appendix 3, paragraphs 1,2, 5, 7, 9, 10, 12, and 14), and

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(B) Astrotech shall be obligated to provide overall facility schedule (per Sections 4.2 and 8) and operations coordination with LMCLS in LMCLS’ assumption of the efforts and responsibilities referenced in Sections 6.1.1, 6.1.4, 6.1.5, 6.1.9, 6.1.10, 7.2, 7.3 and 16, and in Appendices 2 and 3, and

(C) Astrotech may assign its rights and responsibilities under the continuing agreement per the terms of Section 24 of the Basic Agreement, and

(D) LMCLS is not obligated to continue paying Astrotech any Mission Services Fees set forth in Section 9.1 of the Basic Agreement.

4. LMCLS obligation to continue to pay the Facilities Services Fee under paragraph 2 is contingent on Astrotech’s continued allowance of LMCLS’ and LMCLS’ customers access to the Astrotech facilities.

IN WITNESS WHEREOF, the parties hereto, having the authority and intending to be legally bound, have executed this Agreement.

LOCKHEED MARTIN COMMERCIAL LAUNCH SERVICES, INC.		ASTROTECH SPACE OPERATIONS, INC.

By:		By:
	John A. Zivic, Jr. Manager Business Operations		John B. Satrom Senior Vice President and General Manager

Date:		Date:

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ASTROTECH FLORIDA HOLDINGS, INC.

By:
Julia A. Pulzone Chief Financial Officer

Date:

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APPENDIX 5

ASTROTECH PAYLOAD PROCESSING SERVICES

FOR SPACECRAFT AND, IF APPLICABLE, UPPER STAGE SYSTEMS

PROCESSING FEES FOR ATLAS MISSIONS 1 THROUGH 4 IN

A SINGLE CALENDAR YEAR (CCAFS & VAFB)

CALENDAR YEAR	FACILITY SERVICES FEE	MISSION SERVICES FEE
2001	N/A	N/A
2002	$549,313	$250,688
2003	$553,563	$263,438
2004	$558,063	$276,938
2005	$562,563	$290,438
2006	$567,063	$303,938
2007 (OPTION YEAR 1)	$446,813	$318,188
2008 (OPTION YEAR 2)	$451,563	$332,438
2009 (OPTION YEAR 3)	$456,563	$347,438
2010 (OPTION YEAR 4)	$461,563	$362,438

NOTE 1.	Prices stated are based on a guaranteed minimum of 2 missions in CY2001, 4 missions per year for CY2002 through CY2006, and 2 additional missions at any time during 2001 through 2005. Missions in excess of the guaranteed mission quantity shall be priced per Appendix 6.

NOTE 2.	The Facility Services Fee shall be invoiced thirty (30) calendar days before the end of each calendar quarter and shall be due and payable on the last day of the quarter regardless of mission processing activity.

NOTE 3.	Should LMCLS fail to process the guaranteed minimum number of Payloads during any calendar year, LMCLS agrees to pay Astrotech for the balance of the Mission Services Fees for the guaranteed missions within thirty (30) calendar days of receipt of an invoice to be issued in December of the applicable calendar year. Minimum processing requirements have been satisfied for CY2001.

NOTE 4.	Pricing is provided for four one-year option periods from CY2007 through CY2010.

NOTE 5.	Mission Services Fee prices stated are on a “per-payload” basis. Dual manifested GEO spacecraft will be charged twice the rate shown in the price table. Multiple-LEO spacecraft missions utilizing a single processing cell will be charged as a single payload.

NOTE 6.	Services as provided support all Atlas V/5 meter Payload Fairing Operations at CCAFS and all Atlas V/4 meter Payload Fairing Operations at VAFB.

NOTE 7.	Prices stated are exclusive of any taxes, if applicable.

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APPENDIX 6

ASTROTECH PAYLOAD PROCESSING SERVICES

FOR SPACECRAFT AND, IF APPLICABLE, UPPER STAGE SYSTEMS

CHARGES FOR ATLAS MISSIONS 5 AND ABOVE IN

A SINGLE CALENDAR YEAR (CCAFS and VAFB)

CALENDAR YEAR	FIRM FIXED PRICE PER PAYLOAD
	PAYLOADS 5-7 IN SAME YEAR	PAYLOADS 8+ IN SAME YEAR
2001 (see Note 2)	$749,000	N/A
2002	$675,000	$256,000
2003	$692,000	$262,000
2004	$710,000	$269,000
2005	$728,000	$276,000
2006	$746,000	$283,000
2007 (OPTION YEAR 1)	$765,000	$291,000
2008 (OPTION YEAR 2)	$784,000	$298,000
2009 (OPTION YEAR 3)	$804,000	$305,000
2010 (OPTION YEAR 4)	$824,000	$313,000

NOTE 1.	Prices stated are for Missions 5 and above in any given calendar year. Pricing associated with Missions 1-4 is provided in Appendix 5 to this Agreement.

NOTE 2.	The pricing shown for CY2001 applies to the 3rd mission processed during that year assuming a launch in December 2001, and includes the $125,000 fee for out-of-scope items. If and when processed, this mission will count towards the two additional missions guaranteed at any time during 2001-2005 (refer to Note 1 of Appendix 5). This mission price increases by $3,000/month for an earlier launch date, beginning in November 2001 (Nov 2001 = $752,000, Oct 2001 = $755,000, etc.).

NOTE 3.	Any mission above four in a given calendar year from 2002-2005, which is counted against the two additional missions guaranteed at any time during 2001 through 2005 (refer to Note 1 of Appendix 5), shall be charged an additional $125,000 fee for out-of-scope items.

NOTE 4.	Pricing is provided for four one-year option periods from CY2007 through CY2010.

NOTE 5.	Prices stated are on a “per-payload” basis. Dual manifested GEO spacecraft will be charged twice the rate shown in the price table. Multiple-LEO spacecraft missions utilizing a single processing cell will be charged as a single payload.

NOTE 6.	Services as provided support all Atlas V/5 meter Payload Fairing Operations at CCAFS and all Atlas V/4 meter Payload Fairing Operations at VAFB.

NOTE 7.	Prices stated are exclusive of any taxes, if applicable.

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APPENDIX 7

ALTERNATE PRICE SCHEDULE

APPLICABLE FOLLOWING CONSTRUCTION OF BUILDING 10 (2 CELLS)

CHARGES FOR MISSIONS 1 THROUGH 4 IN A SINGLE CALENDAR YEAR (CCAFS & VAFB)

NOT-TO-EXCEED (NTE) PRICING

CALENDAR YEAR	FACILITY SERVICES FEE	MISSION SERVICES FEE
2004	$631,477	$276,938
2005	$637,562	$290,438
2006	$644,062	$303,938
2007	$525,812	$318,188
2008	$533,562	$332,438
2009	$539,562	$347,438
2010	$547,562	$362,438

NOTE 1.	Prices stated are based on a guaranteed minimum quantity of 2 missions in CY2001, 4 missions per year for CY2002 through CY2006, and 2 additional missions at any time during 2001 through 2005. Note that CY2007 through CY2010 are currently Option Years. Mission 5 and above in any given calendar year would be priced per Appendix 8 to this Agreement.

NOTE 2.	The Facility Services Fee shall be invoiced on the first business day of each calendar quarter and shall be due and payable regardless of mission processing activity.

NOTE 3.	Should LMCLS fail to process the guaranteed minimum number of Pay loads during any calendar year, LMCLS agrees to pay Astrotech for the balance of the Mission Services Fees for the guaranteed missions upon receipt of an invoice to be issued in December of the applicable calendar year.

NOTE 4.	Prices stated are on a “per-payload” basis. Dual manifested GEO spacecraft will be charged twice the rate shown in the price table. Multiple-LEO spacecraft missions utilizing a single processing cell will be charged as a single payload.

NOTE 5.	Services as provided support all Atlas V/5 meter Payload Fairing Operations at CCAFS and all Atlas V/4 meter Payload Fairing Operations at VAFB.

NOTE 6.	Prices stated are exclusive of any taxes, if applicable

NOTE 7.	Prices shown above assume two processing cells are constructed in Building 10. If only one processing cell is constructed, then the prices shown above shall be adjusted to reflect the prices for Building 10 with one processing cell as contained in Attachment B of the Memorandum of Understanding signed by Astrotech and LMCLS dated 25 January 2001.

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APPENDIX 8

ALTERNATE PRICE SCHEDULE

APPLICABLE FOLLOWING CONSTRUCTION OF BUILDING 10 (2 CELLS)

CHARGES FOR MISSIONS 5 AND ABOVE IN A SINGLE CALENDAR YEAR

FOR ALL ATLAS MISSIONS (CCAFS and VAFB)

NOT-TO-EXCEED (NTE) PRICING PER PAYLOAD

	NTE PRICE PER PAYLOAD
CALENDAR YEAR	PAYLOADS 5-7 IN SAME YEAR	PAYLOADS 8+ IN SAME YEAR
2004	$783,000	$269,000
2005	$803,000	$276,000
2006	$823,000	$283,000
2007	$844,000	$291,000
2008	$866,000	$298,000
2009	$887,000	$305,000
2010	$910,000	$313,000

NOTE 1.	Prices stated are for Missions 5 and above in any given calendar year. Pricing associated with Missions 1-4 is provided in Appendix 7.

NOTE 2.	Prices stated are on a “per-payload” basis. Dual manifested GEO spacecraft will be charged twice the rate shown in the price table. Multiple-LEO spacecraft missions utilizing a single processing cell will be charged as a single payload.

NOTE 3.	Services as provided support all Atlas V/5 meter Payload Fairing Operations at CCAFS and all Atlas V/4 meter Payload Fairing Operations at VAFB.

NOTE 4.	Prices stated are exclusive of any taxes, if applicable.

NOTE 5.	Prices shown above assume two processing cells are constructed in Building 10. If only one processing cell is constructed, then the prices shown above shall be adjusted to reflect the prices for Building 10 with one processing cell as contained in Attachment B of the Memorandum of Understanding signed by Astrotech and LMCLS dated 25 January 2001.

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